                                                                  EXHIBIT 10.25.

                               MERGER AGREEMENT


                                     AMONG


                           KINROSS GOLD CORPORATION,


                          KINROSS MERGER CORPORATION,


                                      AND


                                AMAX GOLD INC.


                                     DATED


                               FEBRUARY 9, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Article I GENERAL...........................................................  2
 Section 1.01 Defined Terms.................................................  2
 Section 1.02 Merger........................................................  2
 Section 1.03 Charter and By-laws; Directors and Officers...................  2
 Section 1.04 No Separate Identity..........................................  2
 Section 1.05 Effectiveness.................................................  2
 Section 1.06 Conversion and Amendment of Shares............................  3
 Section 1.07 Treasury Shares, Etc..........................................  3
 Section 1.08 Amax Preferred Shares.........................................  3
 Section 1.09 Options, Etc..................................................  3
 Section 1.10 Amax Stock Options and Restricted Stock.......................  4
 Section 1.11 No Fractional Shares..........................................  5
 Section 1.12 Stock Transfer Books..........................................  5
 Section 1.13 Exchange of Certificates......................................  5
 Section 1.14 Corporate Governance..........................................  6

Article II REPRESENTATIONS AND WARRANTIES OF AMAX...........................  7
 Section 2.01 Organization and Good Standing................................  7
 Section 2.02 Consents, Authorizations, and Binding Effect..................  7
 Section 2.03 SEC Documents; Financial Statements...........................  9
 Section 2.04 Title and Condition of Assets................................. 10
 Section 2.05 Insurance..................................................... 10
 Section 2.06 Litigation and Compliance..................................... 10
 Section 2.07 Taxes......................................................... 11
 Section 2.08 Pension and Other Employee Plans and Agreements............... 12
 Section 2.09 Labor Relations............................................... 14
 Section 2.10 Contracts, Etc................................................ 15
 Section 2.11 Absence of Certain Changes, Etc............................... 16
 Section 2.12 Subsidiaries.................................................. 16
 Section 2.13 Capitalization................................................ 17
 Section 2.14 Environmental Matters......................................... 18
 Section 2.15 Brokers....................................................... 18
 Section 2.16 Intercorporate Indebtedness................................... 19
 Section 2.17 Reserve Reports and Reserve Estimates......................... 19
 Section 2.18 Fairness Opinions............................................. 19

Article III REPRESENTATIONS AND WARRANTIES OF KINROSS AND
            MERGER CORP..................................................... 19
 Section 3.01 Organization and Good Standing................................ 19
 Section 3.02 Consents, Authorizations, and Binding Effect.................. 20
 Section 3.03 Securities Documents; Financial Statements.................... 21
 Section 3.04 Title and Condition of Assets................................. 22
 Section 3.05 Insurance..................................................... 22
 Section 3.06 Litigation and Compliance..................................... 23
 Section 3.07 Taxes......................................................... 23


 Section 3.08 Pension and Other Employee Plans and Agreements.......................  24
 Section 3.09 Labor Relations.......................................................  26
 Section 3.10 Contracts, Etc........................................................  27
 Section 3.11 Absence of Certain Changes, Etc.......................................  27
 Section 3.12 Subsidiaries..........................................................  28
 Section 3.13 Capitalization........................................................  29
 Section 3.14 Environmental Matters.................................................  30
 Section 3.15 Brokers...............................................................  30
 Section 3.16 Valid Issuance of Kinross Shares......................................  30
 Section 3.17 Reserve Reports and Reserve Estimates.................................  31
 Section 3.18 Ownership of Merger Corp.; No Prior Activities; Assets of Merger Corp.  31
 Section 3.19 Cash on Hand..........................................................  31
 Section 3.20 Opinions..............................................................  31

Article IV COVENANTS OF AMAX........................................................  32
 Section 4.01 Access................................................................  32
 Section 4.02 Ordinary Course.......................................................  32
 Section 4.03 Insurance.............................................................  34
 Section 4.04 Closing Conditions....................................................  35
 Section 4.05 Amax Stockholders' Approval...........................................  35
 Section 4.06 Rule 145 Affiliates...................................................  35
 Section 4.07 No Shop...............................................................  35
 Section 4.08 Information in Joint Proxy Statement and Canadian Prospectus..........  37

Article V KINROSS AND MERGER CORP.'S COVENANTS......................................  38
 Section 5.01 Access................................................................  38
 Section 5.02 Ordinary Course.......................................................  38
 Section 5.03 Insurance.............................................................  40
 Section 5.04 Closing Conditions....................................................  41
 Section 5.05 Kinross Shareholders' Approval........................................  41
 Section 5.06 Stock Exchange Listing................................................  41
 Section 5.07 No Shop...............................................................  41
 Section 5.08 Information in Registration Statement and Joint Proxy Statement.......  44
 Section 5.09 Compliance with Canadian Securities Laws..............................  44

Article VI OTHER COVENANTS OF THE PARTIES...........................................  44
 Section 6.01 Consents and Notices..................................................  44
 Section 6.02 Joint Proxy Statement and Registration Statement; Equity Offering.....  45
 Section 6.03 Press Releases........................................................  46
 Section 6.04 Tax Representation Letters............................................  46
 Section 6.05 Transfer Taxes........................................................  46
 Section 6.06 Indemnification of Directors and Officers.............................  46

Article VII CONDITIONS TO OBLIGATIONS OF KINROSS AND MERGER CORP....................  47
 Section 7.01 Representations and Warranties........................................  47
 Section 7.02 Compliance with Covenants.............................................  48
 Section 7.03 No Material Adverse Change............................................  48
 Section 7.04 Consents..............................................................  48
 Section 7.05 Tax Opinion...........................................................  48


Article VIII CONDITIONS TO OBLIGATIONS OF Amax.......................................  48
 Section 8.01  Representations and Warranties........................................  48
 Section 8.02  Compliance with Covenants.............................................  49
 Section 8.03  No Material Adverse Change............................................  49
 Section 8.04  Consents..............................................................  49
 Section 8.05  Tax Opinion...........................................................  49

Article IX CONDITIONS TO OBLIGATIONS OF AMAX AND KINROSS.............................  49
 Section 9.01  Equity Offering.......................................................  49
 Section 9.02  No Injunctions........................................................  50
 Section 9.03  Stock Exchange Approval - Kinross.....................................  50
 Section 9.04  Shareholder Approval - Amax...........................................  50
 Section 9.05  Securities Filings....................................................  50
 Section 9.06  No Litigation.........................................................  50
 Section 9.07  Completion of Transactions............................................  50

Article X CLOSING AND TERMINATION....................................................  51
 Section 10.01 Closing...............................................................  51
 Section 10.02 Termination of this Agreement.........................................  51
 Section 10.03 Termination Fee and Expenses  Kinross.................................  53
 Section 10.04 Termination Fee and Expenses - Amax...................................  54

Article XI MISCELLANEOUS.............................................................  55
 Section 11.01 Further Actions.......................................................  55
 Section 11.02 Expenses..............................................................  55
 Section 11.03 Entire Agreement......................................................  55
 Section 11.04 Descriptive Headings..................................................  55
 Section 11.05 Notices...............................................................  55
 Section 11.06 Governing Law.........................................................  56
 Section 11.07 Assignability.........................................................  57
 Section 11.08 Employee Benefit Plan.................................................  57
 Section 11.09 Remedies..............................................................  57
 Section 11.10 Waivers and Amendments................................................  57
 Section 11.11 Third-Party Rights....................................................  58
 Section 11.12 Illegalities..........................................................  58
 Section 11.13 Currency..............................................................  58
 Section 11.14 Counterparts..........................................................  59

SCHEDULE A...........................................................................  60

                                MERGER AGREEMENT


  THIS AGREEMENT dated February 9, 1998 is made

A M O N G:



                              KINROSS GOLD CORPORATION, an Ontario corporation ("Kinross");

                                                            OF THE FIRST PART

                              - and -

                              KINROSS MERGER CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Kinross ("Merger Corp.");

                                                            OF THE SECOND PART

                              - and -

                              AMAX GOLD INC., a Delaware corporation ("Amax");

                                                            OF THE THIRD PART

  WHEREAS, the common stock, par value $0.01 per share, of Amax ("Amax Shares") is publicly traded in the United States and Canada and is listed on the TSE and the NYSE;

  WHEREAS, the common shares of Kinross ("Kinross Shares") are publicly traded in Canada and the United States and are listed on the TSE and the NYSE;

  WHEREAS Amax and Kinross have agreed to a merger in which Amax will become a subsidiary of Kinross and the holders of outstanding Amax Shares at the Effective Time will have the right to receive Kinross Shares;

  WHEREAS, for United States federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Tax Code and that the holders of Amax Shares who will not be "five percent transferee shareholders" as defined in Treasury Regulation Section 1.367(a) 3(c)(5)(ii) or who enter into five-year gain recognition agreements in the form provided in Treasury Regulation Section 1.367(a) 3T(g) (the "Eligible Amax Shareholders") not recognize a taxable gain in the Merger under Section 367(a) of the Tax Code;

  WHEREAS the Significant Shareholder and certain of its subsidiaries, Kinross, Merger Corp. and Amax are entering into the Stockholder Agreement and Kinross and the Significant Shareholder are entering into the Investor Agreement simultaneously with the execution and delivery hereof as a condition to Kinross entering into this Agreement; and

  WHEREAS, Kinross, Merger Corp. and Amax desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to set forth various conditions precedent to completion of the Merger;

  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                    GENERAL

Section 1.01   Defined Terms.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Schedule A.

Section 1.02   Merger.

In accordance with the terms and provisions of this Agreement, the GCL, and other applicable Law, at the Effective Time Merger Corp. shall be merged with and into Amax (the "Merger") and Amax shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation". Merger Corp. and Amax shall be, and are hereinafter sometimes referred to as, the "Constituent Corporations".

Section 1.03   Charter and By-laws; Directors and Officers.

        (a) The Certificate of Incorporation and the By-laws of Amax shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation after the Effective Time, and may thereafter be amended in accordance with their terms and as provided by law and this Agreement; and

        (b) The directors and officers of Merger Corp. immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

Section 1.04   No Separate Identity.

The separate existence and the corporate organization of Merger Corp. and Amax, except insofar as they may continue by statute, shall cease as of the Effective Time.

Section 1.05   Effectiveness.

The Merger shall not become effective until, and shall become effective at the point in time at which, a Certificate of Merger (the "Certificate of Merger") in a form mutually acceptable to the parties shall have been executed by the Constituent Corporations and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the GCL and in accordance with the terms of this Agreement or at such later time as shall be agreed upon by Amax and Kinross and specified in the Certificate of Merger. The date and time when the Merger becomes effective is referred to as the "Effective Time". The Parties shall cause the Certificate of Merger to be executed and filed as aforesaid on the Closing Date upon the satisfaction or waiver of the conditions contained in Articles VII, VIII, and IX.

Section 1.06   Conversion and Amendment of Shares.

As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Amax Shares or Amax Preferred Shares, each outstanding Amax Share (other than Amax Shares held by Amax, Kinross or Merger Corp.) shall be converted automatically into 0.8004 fully paid and non-assessable Kinross Shares (the "Exchange Ratio"). Each outstanding share of the common stock of Merger Corp. shall, at the Effective Time, be converted automatically into one share of common stock of the Surviving Corporation and the Surviving Corporation shall, at or immediately following the Effective Time, issue one share of its common stock to Kinross for each Amax Share outstanding at the Effective Time as consideration for the issue of the Kinross Shares in the Merger.

In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Kinross Shares or Amax Shares after the date hereof and prior to the Effective Time, the Exchange Ratio shall be adjusted accordingly so as to maintain the relative proportionate interests of the holders of Kinross Shares and the holders of Amax Shares.

Section 1.07   Treasury Shares, Etc.

Each outstanding Amax Share which, immediately prior to the Effective Time, is held by:

        (a)    Amax;

        (b)    Merger Corp.; or

        (c)    Kinross;

shall be cancelled as of the Effective Time and no consideration shall be paid or delivered with respect thereto.

Section 1.08   Amax Preferred Shares.

The Amax Preferred Shares shall remain outstanding following the Merger and the rights, preferences and privileges of the Amax Preferred Shares shall not be affected by the Merger except:

        (a)    as provided in the Certificate of Incorporation of Amax;

        (b) such Amax Preferred Shares shall, after the Effective Time, become convertible into the right to receive Kinross Shares in the manner prescribed in the Certificate of Incorporation of Amax; and

        (c) Amax and Kinross shall take all action necessary so that, immediately before the Effective Time each Amax Preferred Share shall be entitled to 1.4 votes per share, voting together as a class with the Amax Shares (and any other shares of capital stock of Amax at the time entitled to vote) on all matters submitted to a vote of stockholders of Amax.

Section 1.09   Options, Etc.


As of the Effective Time, Amax's 1992 Stock Option Plan and the Stock Grant Plan for Non-Employee Directors shall terminate and cease to be of any further force or effect, subject to the assumption by

Kinross, in accordance with Section 1.10, of all stock options outstanding under such plans as of the Effective Time.

Section 1.10  Amax Stock Options and Restricted Stock.

        (a) Prior to the Effective Time, Amax and Kinross shall take all necessary action such that, as of the Effective Time, each Amax Stock Option (and related stock appreciation right ("SAR")) that is outstanding immediately prior to the Effective Time pursuant to Amax's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Tax Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Kinross and become and represent a fully exercisable option (and related SAR) to purchase the number of Kinross Shares (a "Substitute Option") determined by multiplying: (i) the number of Amax Shares subject to such Amax Stock Option immediately prior to the Effective Time; by (ii) the Exchange Ratio, at an exercise price per Kinross Share (rounded up the nearest tenth of a cent) equal to the exercise price per Amax Share immediately prior to the Effective Time divided by the Exchange Ratio. Kinross shall pay cash to holders of Amax Stock Options in lieu of issuing fractional Kinross Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Amax Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon a "Change in Control" in accordance with the terms of such Stock Plan, including, without limitation, the optionees' right under the Amax's 1992 Stock Option Plan to receive the cash value of their Amax Stock Options upon an election made prior to or within 60 days after the approval of the Merger by the stockholders of Amax. Holders of Amax Stock Options who so elect in accordance with the terms of a stock plan prior to the Effective Time shall be paid the cash value of their Amax Stock Options immediately following the Effective Time. Amax agrees to use all reasonable efforts to obtain any necessary consents of holders of Amax Stock Options and take such other actions as may be necessary to effect this Section 1.10.

        (b) In respect of each Amax Stock Option (and related SAR) as converted into a Substitute Option pursuant to Section 1.10(a) and assumed by Kinross, and the Amax Shares underlying such option, Kinross shall file and keep current a Registration Statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding.

        (c) As of and after the Effective Time, each person who immediately prior to the Effective Time held restricted Amax Shares ("Restricted Stock") granted to such person pursuant to Amax's Key Executive Long-Term Incentive Plan (the "Incentive Plan") shall have the right to receive the cash value of such Restricted Stock following the Effective Time upon the terms and conditions as were applicable to such Restricted Stock under the Incentive Plan immediately prior to the Effective Time. Members of the Incentive Plan (other than those members who elect, prior to the Change in Control, as defined in the Incentive Plan, not to have the vesting of their Restricted Stock accelerated and the value of such Restricted Stock paid to them in cash) shall be paid the cash value of their Restricted Stock immediately following the Effective Time.

        (d) The provisions of this Section 1.10 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee of Amax or any of its subsidiaries and is a holder of Amax Stock Options, SARs or Restricted Stock and such employee's heirs and personal representatives and shall be binding on all successors and assigns of Kinross.

Section 1.11   No Fractional Shares.

Fractional Kinross Shares shall not be issued in exchange for Amax Shares. Notwithstanding any other provision of this Agreement, each holder of Amax Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Kinross Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Kinross Share multiplied by the Average Closing Price. "Average Closing Price" shall equal the average closing price of Kinross Shares on the NYSE Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the ten consecutive trading days ending on the third trading day immediately preceding the Effective Time. As soon as practicable after determination of the amount of cash to be paid in lieu of any fractional shares, the Exchange Agent shall make available in accordance with this Agreement such amounts to the former holders of Amax Shares.

Section 1.12   Stock Transfer Books.

The stock transfer books of Amax shall be closed as of the Effective Time, and no transfer of Amax Shares shall be made or consummated thereafter except by the Surviving Corporation.

Section 1.13   Exchange of Certificates.

        (a) Kinross and Amax shall authorize Montreal Trust Company of Canada (or such other Person as shall be reasonably acceptable to Kinross and Amax) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Kinross shall deposit with the Exchange Agent for the benefit of the holders of certificates which immediately prior to the Effective Time represented Amax Shares (the "Certificates") certificates representing Kinross Shares and cash in lieu of fractional shares as provided in Section 1.11 hereof (together with any dividends or distributions with respect thereto payable as provided in Section 1.13(c) (the "Exchange Fund") issuable pursuant to Section 1.06 in exchange for outstanding Amax Shares.

        (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose Amax Shares were converted into Kinross Shares pursuant to
               Section 1.06 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent, shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Kinross Shares, and shall be in such form and contain such other provisions as Kinross and Amax may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Kinross Shares which such holder has the right to receive pursuant to this Article and cash in lieu of fractional shares as provided in Section 1.11 hereof, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, a certificate representing the appropriate number of Kinross Shares and cash in lieu of fractional shares as provided in Section 1.11 hereof and certain dividends and other distributions as contemplated by
               Section 1.13(c).

        (c) No dividends or other distributions that are declared on or after the Effective Time on Kinross Shares or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Kinross Shares until such persons surrender their Certificates, as provided in Section 1.13(b). Subject to the effect of applicable Law, there shall be paid to such record holders of the certificates representing such Kinross
               Shares:

               (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole Kinross Shares and having a record date on or after the Effective Time and a payment date prior to such surrender; and

               (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole Kinross Shares and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender.

               In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing Kinross Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Kinross Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

        (d) Any portion of the Exchange Fund which remains undistributed to the former stockholders of Amax for one year after the Effective Time shall be delivered to Kinross, upon demand of Kinross, and any former stockholders of Amax who have not theretofore complied with this Section shall thereafter look only to Kinross for payment of their claim for Kinross Shares and any dividends or distributions with respect to Kinross Shares. Neither Kinross nor Amax shall be liable to any holder of Amax Shares for Kinross Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

Section 1.14   Corporate Governance.

The Board of Directors of Kinross shall make, or if such approval is required, at the Kinross Shareholders' Meeting shall submit for approval of the holders of Kinross Shares, amendments to Kinross's Articles of Incorporation or By-laws to provide that immediately following such meeting the Kinross Board of Directors shall consist of: (i) four (4) directors ("Class I Directors") who shall have terms of three years; (ii) three (3) directors ("Class II Directors") who shall have an initial term of two years and subsequent terms of three years; and (iii) three (3) directors ("Class III Directors") who shall have an initial term of one year and subsequent terms of three years. Kinross shall take all action to cause the Board of Directors of Kinross as of the Effective Time to be comprised of ten (10) directors, five (5) of whom shall be nominees of Kinross, who are currently members of the Board of Directors of Kinross, three (3) of whom shall be nominees of the Significant Shareholder and two (2) of whom shall be nominees of Amax. Of such nominees, at least three (3) of the Kinross nominees shall be Class I Directors. The Chairman and Chief Executive Officer and the Vice Chairman of Kinross as of the Effective Time shall be as set forth in Section 1.14 of each of the Amax and Kinross Disclosure Letters. Obtaining the Board structure set forth in the first sentence of this Section 1.14 or the designation set forth in the third sentence of this Section 1.14 shall not be a condition to consummation of the Merger.


                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF AMAX

        Except as set forth in the Amax SEC Documents, Amax hereby represents and warrants as follows to and in favour of Kinross:

Section 2.01   Organization and Good Standing.

        (a) Except as set forth in Section 2.01 of the Amax Disclosure Letter, Amax and each Amax Group Member is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions (which are listed in Section
               2.01 of the Amax Disclosure Letter) where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Amax. Except as listed in Section 2.01 of the Amax Disclosure Letter, there are no subsidiaries of Amax and none of Amax's subsidiaries has any subsidiaries.

        (b) Each Amax Group Member has the corporate power and authority to own, lease, or operate its properties and to carry on its business as now conducted.

        (c) Amax has heretofore delivered or made available to Kinross complete and correct copies of Amax's Certificate of Incorporation and By-laws, as each has been amended and is in effect on the date hereof.

Section 2.02   Consents, Authorizations, and Binding Effect.

        (a) Amax may execute, deliver and perform this Agreement without the necessity of Amax or any Amax Group Member obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

               (i)   those disclosed in Section 2.02 of the Amax Disclosure
                     Letter;

               (ii) those, with respect to consents, approvals, authorizations and waivers, which have been obtained, are unconditional, and are in full force and effect and, with respect to notices, which have been given on a timely basis;

               (iii) the approval of the Merger and the other transactions contemplated hereby and by the Stockholder Agreement by the holders of a majority of the outstanding Amax Shares (including the Significant Shareholder) either at a meeting of the Amax stockholders duly called and held or pursuant to approval by written consent pursuant to
                       Section 228 of the GCL ("Approval by Consent");

               (iv) the filing with the SEC of: (A) the Registration Statement; (B) the Joint Proxy Statement; and (C) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

               (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Amax is qualified to do business;

               (vi)    such as may be required under state takeover laws;

               (vii) as may be required under foreign laws, state securities laws and the rules of the NYSE or the TSE;

               (viii)  such as may be necessary under the HSR Act;

               (ix) such as may be required under the Investment Canada Act and the Competition Act (Canada); or

               (x) those which, if not obtained or made, would not prevent or delay the consummation of the Merger or otherwise prevent Amax from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Amax.

        (b) Amax has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the Merger and the transactions contemplated hereby and by the Stockholder Agreement by the holders of Amax Shares at the Amax Stockholders' Meeting or by way of Approval by Consent, to perform its obligations hereunder and to consummate the Merger.

        (c) The Board of Directors of Amax (at a meeting duly called and held) has or, in the case of clause (c)(iv) below, will, by the requisite vote of directors:

               (i) determined that the Merger is advisable and fair and in the best interests of Amax and its shareholders;

               (ii)    approved the Merger in accordance with the provisions of
                       Section 251 of the GCL;

               (iii) recommended the approval of this Agreement, and the Merger and the other matters required to be approved in connection with this Agreement and the Stockholder Agreement by the holders of the Amax Shares and directed that the Merger be submitted for consideration by the Amax stockholders; and

               (iv) establish as promptly as practicable in compliance with applicable Law and stock exchange rules, a record date for Approval by Consent and, if applicable, the Amax Stockholders' Meeting.

        (d) This Agreement has been duly executed and delivered by Amax and constitutes the legal, valid, and binding obligation of Amax, enforceable against Amax in accordance with its terms, except:

               (i) as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors; and

               (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (e) Except as disclosed in Section 2.02 of the Amax Disclosure Letter or referenced in clauses (i) through (ix) of Section 2.02(a) hereof, the execution, delivery, and performance of this Agreement by Amax will not:

               (i) constitute a violation of the respective Certificates or Articles of Incorporation (or like charter documents) or By-laws, each as amended, of any Amax Group Member;

               (ii) with respect to the Amax Group, conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation or acceleration of any obligation under, or the loss of any material benefit under, any Contract to which any Amax Group Member is a party or as to which any of their respective property is subject which would have a Material Adverse Effect on Amax;

               (iii) constitute a violation of any Law applicable or relating to any Amax Group Member or the businesses of the Amax Group except for such violations which would not have a Material Adverse Effect on Amax; or

               (iv) with respect to the Amax Group, result in the creation of any Lien upon any of the assets of any Amax Group Member, other than such Liens as would not have a Material Adverse Effect on Amax.

Section 2.03   SEC Documents; Financial Statements.

Amax has filed all required documents with the SEC since January 1, 1996 (the "Amax SEC Documents"). As of their respective dates, the Amax SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Amax SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Amax included in the Amax SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Amax and its consolidated subsidiaries as of the respective dates thereof and the consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Amax SEC Documents or as required by generally accepted accounting principles, Amax has not, since September 30, 1997, made any change in the accounting practices or policies applied in the preparation of its financial statements.

Section 2.04   Title and Condition of Assets.

Except as set forth in Section 2.04 of the Amax Disclosure Letter, to the knowledge of Amax, each Amax Group Member has sufficient title (subject, in the case of unpatented mining claims located in the United States, to the paramount title of the United States of America, and including, in the case of mining concessions, licenses or other governmental permits granting mining rights on lands in countries other than the United States, the performance of all material acts and the making of all required payments necessary to obtain and maintain such concessions, licenses or permits), applying customary standards in the mining industry, to its operating properties and properties with proven and probable ore reserves (other than property as to which it is a lessee, in which case it has a valid leasehold interest), except for such defects in title known to Amax that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Amax. Notwithstanding the foregoing, no representation or warranty is made as to a discovery of valuable minerals for any unpatented mining claim located in the United States. All tangible personal property of each Amax Group Member is in generally good repair and is operational and usable in the operation of Amax, subject to normal wear and tear and technical obsolescence, repair or replacement, except for such property whose failure to be in such condition would not be reasonably likely to have a Material Adverse Effect on Amax.

Section 2.05   Insurance.

The Amax Group Members have their respective assets insured against loss or damage with coverage of a type and in an amount consistent with the types and amounts of insurance maintained by corporations of a size and carrying on businesses of the type carried on by Amax and the other Amax Group Members; it being acknowledged and agreed that such insurance, insofar as it is provided under policies obtained by the Significant Shareholder, will be terminated as of the Effective Time.

Section 2.06   Litigation and Compliance.

        (a) Except as to the matters described in Section 2.06(a) of the Amax Disclosure Letter and except for actions, suits, claims and proceedings which are not reasonably likely to have a Material Adverse Effect on Amax or where insurance proceeds will be available to pay in full (subject to any applicable deductible) any damages awarded as a consequence of any such action, suit, claim, or proceeding:

               (i) as of the date of this Agreement, there are no actions, suits, claims or proceedings, whether in equity or at law or, to the knowledge of Amax, any Governmental investigations pending or threatened against any Amax Group Member or with respect to any asset or property owned, leased or used by any Amax Group Member; and

               (ii) as of the date of this Agreement, there are no actions, suits, claims or proceedings, whether in equity or at law or, to the knowledge of Amax, any Governmental investigations pending or threatened which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

        (b) Each Amax Group Member is in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to the businesses or operations of the Amax Group, including without limitation all Laws relating to occupational health or safety (but excluding any Environmental Law), except for noncompliance, defaults, and violations which would not, in the aggregate, have a Material Adverse Effect on Amax.

        (c) Except as described in Section 2.06(c) of the Amax Disclosure Letter, no Amax Group Member, or material assets of any Amax Group Member, is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on Amax or which is reasonably likely to prevent Amax from performing its obligations under this Agreement.

        (d) Except as described in Section 2.06(d) of the Amax Disclosure Letter, and except as may be required under any Environmental Law, each Amax Group Member has duly filed all reports and returns required to be filed by it with any Government and obtained all Governmental permits and licenses and other Governmental consents which are required in connection with the business and operations of the Amax Group, except for such reports, returns, permits, licenses and consents which if not obtained or made would not have a Material Adverse Effect on Amax.

Section 2.07   Taxes.

Except as described in Section 2.07 of the Amax Disclosure Letter:

        (a) Amax and each Amax Group Member has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on Amax. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on Amax. Amax's most recent financial statements contained in the Amax SEC Documents reflect a reserve in accordance with U.S. GAAP for all Taxes payable by Amax and the Amax Group Members for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against Amax or any Amax Group Member, and no written requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver would not, individually or in the aggregate, have a Material Adverse Effect on Amax.

        (b) The United States federal income tax returns of Amax and each Amax Group Member consolidated in such returns either have been examined by and settled with the United States Internal Revenue Service or the applicable statutes of limitations have expired for all years through 1993. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid. There are no material liens for Taxes (other than for current Taxes not yet due and payable or liens for Taxes being contested in good faith by appropriate proceedings for which reserves have been established in accordance with U.S. GAAP) on the assets of Amax or any Amax Group Member. Neither Amax nor any Amax Group Member is bound by any material agreement with respect to Taxes.

        (c) Amax has no reason to believe that any conditions exist that could reasonably be expected to either:

               (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Tax Code; or

               (ii) cause the Eligible Amax Shareholders to recognize a taxable gain in the Merger under Section 367(a) of the Tax Code.

Section 2.08   Pension and Other Employee Plans and Agreements.

        (a) Section 2.08 of the Amax Disclosure Letter sets forth all Employee Plans maintained or contributed to by each Amax Group Member ("Amax Group Employee Plan"), and Amax has furnished or made available or will furnish and make available to Kinross and Merger Corp. true and complete copies of all such Amax Group Employee Plans as amended and in effect on the date hereof with copies of all related trust agreements, annuity contracts, insurance contracts or other funding instruments, actuarial reports (for the past three years), financial statements (for the past three years), and plan summaries, booklets and personnel manuals.

        (b) To the knowledge of Amax, except to the extent any of the following would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Amax Group:

               (i) the execution and delivery of this Agreement by Amax and the consummation of the transactions contemplated hereby do not constitute and will not result in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Tax Code;

               (ii) each Amax Group Employee Plan is duly established and, where applicable, qualified in accordance with all applicable Laws and no fact or circumstance, where applicable, exists which is likely to adversely affect the qualified status of any Employee Plan which is permitted or required to be qualified;

               (iii) each Amax Group Employee Plan and any related trust or other funding agreements are currently, and have been in the past, in compliance in all material respects with the requirements of applicable Laws and applicable collective bargaining agreements as to the form, operation, and administration of such plans;

               (iv) all returns, reports, notices, and applications relating to each Amax Group Employee Plan required by any Governmental agency have been in all material respects timely filed;

               (v) all contributions or premiums required to be made on or before the date hereof to or in respect of each Amax Group Employee Plan under the terms of such plan, ERISA, the Tax Code or other applicable Law and applicable collective bargaining agreements have been in all material respects timely made and no Taxes, penalties or fees are owing or payable under or in respect of any such plan;

               (vi) no Amax Group Member or any ERISA Affiliate of any such Amax Group Member has incurred any Liability (except for premiums) to the Pension Benefit Guaranty Corporation which has not been discharged and will not incur any such Liability as a result of the Merger;

               (vii) there exists no Liability of the Amax Group in connection with any former Employee Plan of the Amax Group or former Amax ERISA Affiliate Plan that has terminated and all procedures for termination of each such former plans have been properly followed in accordance with the terms of such former Amax Group Employee Plan or any former Amax ERISA Affiliate Plan and applicable Law;

               (viii) except as described in Section 2.08(b) of the Amax Disclosure Letter, no event has occurred respecting any of the Amax Group Employee Plans which would entitle the Pension Benefit Guaranty Corporation to wind-up or terminate any such Amax Group Employee Plan, in whole or in part;

               (ix) there are no merger or asset transfer applications pending with any Governmental agency with respect to any Amax Group Employee Plan;

               (x) none of the Amax Group Employee Plans requires or permits a retroactive increase in premiums or payments and no improvements to any such plan have been promised to any person;

               (xi) none of the Amax Group Employee Plans is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA);

        (c) Except as set forth in Section 2.08(b) of the Amax Disclosure Letter, neither the execution of this Agreement nor any agreement referred to or contemplated herein, nor the consummation of the Merger or the other transactions contemplated by this Agreement, will: (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Amax Group Employee Plan; (B) increase any benefits otherwise payable under any Amax Group Employee Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits.

        (d) The most recent actuarial valuation reports prepared in connection with each of the Amax Group Employee Plans in respect of which an actuarial valuation report is required to be prepared have been provided to Kinross. The information provided by

               Amax Group Members to the author of each such report for the purpose of assisting the author in preparing each such actuarial valuation report was, at the time it was so provided, and remains, true, accurate and complete in all material respects, and each such actuarial valuation report is in final form and remains unamended. There has been no material adverse change to the funded status of any of the foregoing Amax Group Employee Plans since the date of the foregoing actuarial valuation reports which would increase the annual funding liability for such plan by more than $100,000.

        (e) Except to the extent any of the following would, individually or in the aggregate, not be reasonably likely to have a Material Adverse Effect on the Amax Group, there are no actions, suits, claims or proceedings, whether in equity or at law, or Governmental examinations or investigations pending or, to the knowledge of Amax or the Significant Shareholder, threatened against or with respect to any Amax Group Employee Plan or any assets of any such Amax Group Employee Plan.

        (f) Each Foreign Plan of the Amax Group has been maintained in compliance with its material terms and with the requirements of any and all applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities; no Amax Group Member has incurred any obligations which remain unpaid in connection with the termination of or withdrawal from any Foreign Plan of the Amax Group; the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan of the Amax Group that is a pension or retirement plan, determined as of the end of the most recently ended fiscal year of the applicable Amax Group Member on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Plan of the Amax Group allocable to such benefit liabilities; except in any such case where the failure to be so maintained, or the incurring of such obligation or the amount of such excess accrued benefit liabilities would not, individually or in the aggregate, be reasonably likely to: (x) have a Material Adverse Effect on Amax; or (y) materially prejudice the ability of Amax to perform its obligations under this Agreement.

Section 2.09   Labor Relations.

        (a) Except as described in Section 2.09 of the Amax Disclosure Letter, as of the date hereof, no employees of any Amax Group Member are covered by any collective bargaining agreement.

        (b)    Except as described in Section 2.09 of the Amax Disclosure
               Letter:

               (i) there are no representation questions, arbitration proceedings, labour strikes, slow-downs or stoppages, material grievances, or other labour troubles pending or, to the knowledge of Amax, threatened as of the date hereof with respect to the employees of any Amax Group Member which would have a Material Adverse Effect on Amax; and

               (ii) to the best of Amax's knowledge, as of the date hereof, there are no present or pending applications for certification (or the equivalent procedure under any applicable Law) of any union as the exclusive bargaining agent for any employees of any Amax Group Member.

Section 2.10   Contracts, Etc.

        (a) The Amax SEC Documents contain an accurate and complete listing of all material Contracts, whether written or oral, required to be described therein or filed as exhibits thereto pursuant to the Exchange Act and the applicable rules and regulations thereunder. Except as set forth in Section 2.10 of the Amax Disclosure Letter, each of such Contracts is in full force and effect and:

               (i) none of the Amax Group Members or, to Amax's best knowledge, any other party thereto, has breached or is in default thereunder;

               (ii) no event has occurred which, with the passage of time or the giving of notice would constitute such a breach or default;

               (iii) no claim of material default thereunder has, to Amax's best knowledge, been asserted or threatened; and

               (iv) none of the Amax Group Members or, to Amax's best knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder,

                       except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and would not be reasonably expected to have a Material Adverse Effect on Amax.

        (b) Except for the contracts, agreements, leases and commitments listed in Section 2.10 of the Amax Disclosure Letter as of the date hereof, neither Amax nor any Amax Group Member is a party to or bound by:

               (i) any material Contract, whether written or oral, which was not entered into or made in the ordinary course of its business;

               (ii) any contract which imposes material geographic or territorial limitations on the conduct of business by Amax or any Amax Group Member (excluding customary area of interest provisions relating to specific properties and similar restrictions entered into in the ordinary course of business and which do not have a significant impact on their ability to conduct business generally in that geographic area); or

               (iii) any joint venture or partnership agreement respecting its or properties with proven and probable ore reserves with a fair market value of more than $1,000,000.

        (c) As of the date hereof, the net hedge and future position of Amax is not materially different from that existing on December 31, 1997.

Section 2.11   Absence of Certain Changes, Etc.

As of the date of this Agreement, and except as described in Section 2.11 of the Amax Disclosure Letter and except for any actions required to be performed by Amax or otherwise permitted pursuant to this Agreement or the Shareholders Agreements, since September 30, 1997:

        (a)    there has been no Material Adverse Change in the Amax Group;

        (b)    no Amax Group Member has:

               (i) sold, transferred, distributed or otherwise disposed of or acquired a material amount of its assets, or agreed to do any of the foregoing, except in the ordinary course of business;

               (ii) prior to the date hereof, made or agreed to make any material capital expenditure or commitment for additions to property, plant, or equipment not reflected in the Interim Amax Financial Statements or in the capital budget for the 1998 fiscal year approved by Amax, a copy of which has been provided to Kinross;

               (iii) made or agreed to make any material increase in the compensation payable to any employee or director except for increases made in the ordinary course of business and consistent with presently existing policies or agreements or past practice;

               (iv) conducted its operations otherwise than in all material respects in the normal course of business;

               (v) entered into any material transaction or material Contract, or amended or terminated any material transaction or material Contract, except transactions or Contracts entered into in the ordinary course of business;

               (vi) effected any material change in the practices followed by the Amax Group in calculating bad debts, contingencies, or other reserves from that reflected in the Interim Amax Financial Statements; or

               (vii)   agreed or committed to do any of the foregoing.

        (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to Amax's capital stock other than the payment of dividends in accordance with the terms of the Amax Preferred Shares.

Section 2.12   Subsidiaries.

        (a) Section 2.01 of the Amax Disclosure Letter sets forth with respect to each Amax Group Member:

               (i)     its jurisdiction of incorporation; and

               (ii) the percentage of each class of its equity securities owned, directly or indirectly, by Amax.

        (b) Except as set forth in Section 2.01 of the Amax Disclosure Letter, all of the outstanding shares of capital stock of each Amax Group Member (other than Amax) owned of record and beneficially by Amax are so owned free and clear of all Liens. Except with respect to the subsidiaries listed in Exhibit 2.01, Amax does not own, directly or indirectly, any material equity interest of or in any entity or enterprise organized under the Laws of the United States, any state thereof, the District of Columbia, Canada, any province thereof, or any other domestic or foreign jurisdiction.

        (c) All outstanding shares of the capital stock of or other equity interests in each Amax Group Member (other than Amax) have been duly authorized and are validly issued, fully paid and non-assessable.

        (d) Except as described in Section 2.01 of the Amax Disclosure Letter, there are no authorized, outstanding or existing:

               (i) proxies, voting trusts, or other agreements or understandings with respect to the voting of any capital stock of any Amax Group Member (other than Amax) to which any Amax Group Member is party;

               (ii) securities issued by any Amax Group Members that are convertible into or exchangeable for any capital stock of any Amax Group Member (other than Amax);

               (iii) options, warrants, or other rights to purchase or subscribe for any capital stock of, or securities convertible into or exchangeable for any capital stock of, any Amax Group Member (other than Amax) in each case granted, extended or entered into by any Amax Group Member;

               (iv) agreements of any kind to which any Amax Group Member is party relating to the issuance of any capital stock of any Amax Group Member (other than Amax), any securities, options, warrants, or rights convertible into or exchangeable for, Amax Shares;

               (v) agreements of any kind to which any Amax Group Member is party which may obligate any Amax Group Member (other than Amax) to issue or purchase any of its securities; or

               (vi) agreements to which any Amax Group Member is party containing any right of first negotiation or refusal with respect to the equity securities of any Amax Group Member (other than Amax).

Section 2.13   Capitalization.

        (a) At the date hereof the authorized capital stock of Amax consists of 200,000,000 Amax Shares, of which 114,873,878 Amax Shares were outstanding as of February 6, 1998; 10,000,000 preferred shares, of which 2,000,000 shares have been designated as $2.25 Series A Convertible Preferred Stock, none of which are outstanding, and 1,840,000 of which have been designated as $3.75 Series B Convertible Preferred Stock, of which 1,840,000 were outstanding as of the date hereof. At the date of this Agreement, of the authorized but unissued Amax Shares, 12,099,213 shares were reserved for issuance upon conversion of the Series A Convertible Preferred Stock and 11,152,240 shares were reserved for issuance upon conversion of the Series B Convertible Preferred Stock. Section 2.13 of the Amax Disclosure Letter sets forth the number of Amax Shares reserved for issuance pursuant to the terms of outstanding employee and director stock options and the number of Amax Shares reserved for issuance pursuant to options and other stock awards which may be granted in the future pursuant to existing Amax Employee Plans, in each case as of the date hereof.

        (b) Except as set forth above or in Section 2.13(b) of the Amax Disclosure Letter, no shares of capital stock or other voting securities of Amax are issued, reserved for issuance or outstanding.

        (c) All the outstanding Amax Shares and Amax Preferred Shares have been duly authorized and are validly issued, fully paid and non-assessable, free of pre-emptive rights.

        (d) Except as described above or in Section 2.13(d) of the Amax Disclosure Letter, there are no authorized, outstanding or existing:

               (i) voting trusts or other agreements or understandings with respect to the voting of any Amax Shares to which any Amax Group Member is a party;

               (ii) securities issued by any Amax Group Member that are convertible into or exchangeable for any capital stock of Amax;

               (iii) options, warrants, or other rights to purchase or subscribe for any capital stock of Amax or securities convertible into or exchangeable for any capital stock of Amax, in each case granted, extended or entered into by any Amax Group Member;

               (iv) agreements of any kind to which any Amax Group Member is party relating to the issuance of any capital stock of Amax, any such convertible or exchangeable securities, or any such options, warrants, or rights, or requiring Amax to register under the Securities Act any of its presently outstanding securities; or

               (v) agreements of any kind which may obligate Amax to issue or purchase any of its securities.

Section 2.14   Environmental Matters.

Except as to the matters described in Section 2.14 of the Amax Disclosure Letter, there exists no Environmental Condition which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Amax.

Section 2.15   Brokers.

Except as set forth in Section 2.15 of the Amax Disclosure Letter, the Amax Group, their Affiliates, and their respective Advisers have not retained any broker or finder in connection with the Merger, nor have any of the foregoing incurred any Liability to any broker or finder by reason of the Merger.

Section 2.16   Intercorporate Indebtedness.

As at the date of this Agreement, the total principal amount of indebtedness for borrowed money owing by the Amax Group to the Significant Shareholder is as set forth in Section 2.16 of the Amax Disclosure Letter and no amount of past due interest was owing in respect thereof.

Section 2.17   Reserve Reports and Reserve Estimates.

The reports of proven and probable reserves of Amax summarized in its Annual Report on Form 10-K for the year ended December 31, 1996 were prepared in all material respects in accordance with accepted engineering practices and such reports were, as of their respective dates, in all material respects in compliance with the requirements applicable to the presentation of such reserves in documents filed with the SEC.

Section 2.18   Fairness Opinions.

The Special Committee of the Board of Directors of Amax has received an opinion from SBC Warburg Dillon Read and the Board of Directors of Amax has received an opinion from Salomon Smith Barney as to the matters set forth therein.


                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF KINROSS AND MERGER CORP.

        Except as set forth in the Kinross Securities Documents, each of Kinross and Merger Corp. hereby represent and warrant as follows to and in favour of
Amax:

Section 3.01   Organization and Good Standing.

        (a) Except as set forth in Section 3.01 of the Kinross Disclosure Letter, Kinross and each Kinross Group Member is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions (which are listed in Section
               3.01 of the Kinross Disclosure Letter) where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Kinross. Except as listed in Section
               3.01 of the Kinross Disclosure Letter, there are no subsidiaries of Kinross and none of Kinross's subsidiaries has any subsidiaries.

        (b) Each Kinross Group Member has the corporate power and authority to own, lease, or operate its properties and to carry on its business as now conducted.

        (c) Kinross has heretofore delivered or made available to Amax complete and correct copies of Kinross's Certificate and Articles of Incorporation and By-laws, as each has been amended and is in effect on the date hereof.

Section 3.02   Consents, Authorizations, and Binding Effect.

        (a) Kinross and Merger Corp. may execute, deliver, and perform this Agreement without the necessity of Kinross or any Kinross Group Member obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

               (i) those disclosed in Section 3.02 of the Kinross Disclosure Letter;

               (ii) those, with respect to consents, approvals, authorizations and waivers, which have been obtained, are unconditional and are in full force and effect and, with respect to notices, which have been given on a timely basis;

               (iii) the approval of the issuance of the Kinross Shares pursuant to the Merger and the transactions contemplated hereby and by the Related Agreements by the holders of a majority of the outstanding Kinross Shares present at a meeting of the Kinross shareholders duly called and held in accordance with the rules of the TSE and NYSE and applicable law;

               (iv)     the filing with the SEC of:

                        (A)  the Registration Statement;

                        (B)  the Joint Proxy Statement; and

                        (C) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

               (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

               (vi)     such as may be required by state takeover laws;

               (vii)    such as may be necessary under the HSR Act;

               (viii) such as may be required under the Investment Canada Act and under the Competition Act (Canada); or

               (ix) those which, if not obtained or made, would not prevent or delay the consummation of the Merger or otherwise prevent Kinross or Merger Corp. from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Kinross or Merger Corp.

        (b) Each of Kinross and Merger Corp. has the full corporate power and authority to execute this Agreement and to issue the Kinross Shares contemplated hereby and by the Related Agreements and to deliver this Agreement, and subject to the approval of a majority of the holders of the Kinross Shares at the Kinross Shareholders' Meeting, to perform its obligations hereunder and under the Related Agreements. Neither Kinross nor any direct or indirect subsidiary of Kinross beneficially owns (other than pursuant to this Agreement and the Related Agreements) any Amax Shares or Amax Preferred Shares.

        (c) The Board of Directors of Kinross (at a meeting duly called and held) has by the requisite vote of directors: (i) approved the Merger, this Agreement, the Related Agreements and the issuance of Kinross Shares and the Warrant pursuant thereto; and (ii) directed that the issuance of Kinross Shares and the Warrant pursuant to this Agreement and the Stockholder Agreement be submitted for consideration by the holders of Kinross Shares at the Kinross Shareholders' Meeting and recommended approval of such issuances.

        (d) This Agreement and the Merger have been duly authorized by the Board of Directors and shareholders of Merger Corp. This Agreement has been duly executed and delivered by Kinross and Merger Corp. and constitutes the legal, valid, and binding obligation of Kinross and Merger Corp., enforceable against each in accordance with its terms, except:

               (i) as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors; and

               (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefore may be brought.

        (e) Except as disclosed in Section 3.02 of the Kinross Disclosure Letter or referenced in clauses (i) through (ix) of Section 3.02(a) hereof, the execution, delivery, and performance of this Agreement by Kinross and Merger Corp. will not:

               (i) constitute a violation of their respective Certificates or Articles of Incorporation (or like charter documents) or By-Laws, each as amended, of any Kinross Group Member;

               (ii) with respect to the Kinross Group, conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation or acceleration of any obligation under, or the loss of any material benefit under, any Contract to which any Kinross Group Member is a party or as to which any of their respective property is subject which would have a Material Adverse Effect on Kinross;

               (iii) constitute a violation of any Law applicable or relating to any Kinross Group Member or the businesses of the Kinross Group except for such violations as would not have a Material Adverse Effect on Kinross; or

               (iv) with respect to the Kinross Group result in the creation of any Lien upon any of the assets of any Kinross Group Member, other than such Liens as would not have a Material Adverse Effect on Kinross.

Section 3.03   Securities Documents; Financial Statements.

Kinross has filed all required documents with the SEC since January 1, 1996 (the "Kinross SEC Documents" and, together with the documents filed pursuant to the Canadian Securities Laws, the "Kinross Securities Documents"). As of their respective dates, the Kinross SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Kinross Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Kinross is a reporting issuer under the Canadian Securities Laws of each of the Provinces of Canada and is not in default of any requirement of such Canadian Securities Laws. The consolidated financial statements (including, in each case, any notes thereto) of Kinross included in the Kinross SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with Canadian GAAP applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Kinross and its consolidated subsidiaries as of the respective dates thereof and the consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Kinross Securities Documents or as required by Canadian GAAP, Kinross has not, since September 30, 1997, made any change in the accounting practices or policies applied in the preparation of its financial statements.

Section 3.04   Title and Condition of Assets.

Except as set forth in Section 3.04 of the Kinross Disclosure Letter, to the knowledge of Kinross, each Kinross Group Member has sufficient title (subject, in the case of unpatented mining claims located in the United States, to the paramount title of the United States of America, and including, in the case of mining concessions, licenses or other governmental permits granting mining rights on lands in countries other than the United States, the performance of all material acts and the making of all required payments necessary to obtain and maintain such concessions, licenses or permits), applying customary standards in the mining industry, to its operating properties and properties with proven and probable ore reserves (other than property as to which it is a lessee, in which case it has a valid leasehold interest), except for such defects in title known to Kinross that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Kinross. Notwithstanding the foregoing, no representation or warranty is made as to a discovery of valuable minerals for any unpatented mining claim located in the United States. All real and tangible personal property of each Kinross Group Member is in generally good repair and is operational and usable in the operation of Kinross, subject to normal wear and tear and technical obsolescence, repair or replacement, except for such property whose failure to be in such condition would not be reasonably likely to have a Material Adverse Effect on Kinross.

Section 3.05   Insurance.

The Kinross Group Members have their respective assets insured against loss or damage with coverage of a type and in an amount that is consistent with the types and amounts of insurance maintained by corporations of a size and carrying on businesses of the type carried on by Kinross and the other Kinross Group Members.

Section 3.06   Litigation and Compliance.

        (a) Except as to the matters described in Section 3.06(a) of the Kinross Disclosure Letter, and except for actions, suits, claims, and proceedings which are not reasonably likely to have a Material Adverse Effect on Kinross or where insurance proceeds will be available to pay in full (subject to any applicable deductible) any damages awarded as a consequence of any such action, suit, claim or proceeding:

               (i) as of the date of this Agreement, there are no actions, suits, claims or proceedings, whether in equity or at law or, to the knowledge of Kinross, any Governmental investigations pending or threatened against any Kinross Group Member or with respect to any asset or property owned, leased or used by any Kinross Group Member; and

               (ii) as of the date of this Agreement, there are no actions, suits, claims or proceedings, whether in equity or at law or, to the knowledge of Kinross, any Governmental investigations pending or threatened which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

        (b) Each Kinross Group Member is in compliance with and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to the businesses or operations of the Kinross Group, including without limitation all Laws relating to occupational safety or health (but excluding any Environmental Law), except for noncompliance, defaults, and violations which would not, in the aggregate, have a Material Adverse Effect on Kinross.

        (c) Except as described in Section 3.06(c) of the Kinross Disclosure Letter, no Kinross Group Member, or material assets of any Kinross Group Member is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on Kinross or which is reasonably likely to prevent Kinross or Merger Corp. from performing its obligations under this Agreement.

        (d) Except as described in Section 3.06(d) of the Kinross Disclosure Letter, and except as may be required under any Environmental Law, each Kinross Group Member has duly filed all reports and returns required to be filed by it with any Government and obtained all Governmental permits and licenses and other Governmental consents which are required in connection with the business and operations of the Kinross Group, except for such reports, returns, permits, licenses and consents which if not obtained or made would not have a Material Adverse Effect on Kinross.

Section 3.07   Taxes.

Except as described in Section 3.07 of the Kinross Disclosure Letter:

        (a) Kinross and each Kinross Group Member has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Material

               Adverse Effect on Kinross. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on Kinross. Kinross's most recent financial statements contained in the Kinross Securities Documents reflect a reserve in accordance with Canadian GAAP for all Taxes payable by Kinross and the Kinross Group Members for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against Kinross or any Kinross Group Member, and no written requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver would not, individually or in the aggregate, have a Material Adverse Effect on Kinross.

        (b) There are no assessments or reassessments of Taxes paid by Kinross that have been issued and are outstanding other than in the ordinary course of business. No Governmental authority has challenged or disputed the Taxes paid or payable by Kinross or any returns, filings or other reports filed under any statute providing for Taxes which would have a Material Adverse Effect on Kinross. Kinross has not received any indication from any Governmental authority that an assessment or reassessment for additional amounts of Taxes is proposed which would have a Material Adverse Effect on Kinross. Kinross has not executed or filed any agreement extending the period for assessment, reassessment or collection of Taxes which would have a Material Adverse Effect on Kinross.

Section 3.08   Pension and Other Employee Plans and Agreements.

        (a) Section 3.08 of the Kinross Disclosure Letter sets forth all Employee Plans maintained or contributed to by each Kinross Group Member, and Kinross has furnished or made available to Amax true and complete copies of all such Employee Plans as amended and in effect on the date of this Agreement with copies of all related trust agreements, annuity contracts, insurance contracts or other funding instruments, actuarial reports (for the past three years), financial statements and plan summaries, booklets and personnel manuals.

        (b) To the knowledge of Kinross, except to the extent any of the following would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Kinross Group:

               (i) the execution and delivery of this Agreement by Kinross and the consummation of the transactions contemplated hereby do not constitute and will not result in any "prohibited transaction" within the meaning of Section
                        4.06 of ERISA or Section 4975 of the Tax Code;

               (ii) each Kinross Group Employee Plan is duly established and, where applicable, qualified in accordance with all applicable Laws and no fact or circumstance, where applicable, exists which is likely to adversely affect the qualified status of any Employee Plan which is permitted or required to be qualified;

               (iii) each Kinross Group Employee Plan and any related trust agreements are currently, and have been in the past, in compliance in all material respects with the requirements of applicable Laws and applicable collective bargaining agreements as to the form, operation, and administration of such plans;

               (iv) all returns, reports, notices, and applications relating to each Kinross Group Employment Plan required by any Governmental agency have been in all material respects timely filed;

               (v) all contributions or premiums required to be made on or before the date hereof to or in respect of each Kinross Group Employee Plan under the terms of such plan or applicable Law and applicable collective bargaining agreements have been in all material respects timely made and no Taxes, penalties or fees are owing or payable under or in respect of any such plan;

               (vi) no Kinross Group Member nor any ERISA Affiliate of any such Kinross Group Member has incurred any Liability (except for premiums) to the Pension Benefit Guaranty Corporation which has not been discharged and will not incur any such Liability in respect of the Merger;

               (vii) there exists no Liability of the Kinross Group in connection with any former Employee Plan of the Kinross Group or former Kinross ERISA Affiliate Plan that has terminated and all procedures for termination of each such former plan have been properly followed in accordance with the terms of such former Kinross Group Employee Plan or any former Kinross ERISA Affiliate Plan and applicable Law;

               (viii) no event has occurred respecting any of the Kinross Group Employee Plans which would entitle the Pension Benefit Guaranty Corporation (without the consent of any Kinross Group Member) to wind-up or terminate any such Kinross Group Employee Plan, in whole or in part;

               (ix) there are no merger or asset transfer applications pending with any Governmental agency with respect to any Kinross Group Employee Plan;

               (x) none of the Kinross Group Employee Plans requires or permits a retroactive increase in premiums or payments and no improvements to any such plan have been promised to any person;

               (xi) none of the Kinross Group Employee Plans is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA);

        (c) Except as set forth in Section 3.08(c) of the Kinross Disclosure Letter, neither the execution of this Agreement nor any agreement referred to or contemplated herein, nor the consummation of the Merger or the other transactions contemplated by this Agreement, will: (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Kinross Group Employee Plan,
               (B) increase any benefits otherwise payable under any Kinross Group Employee Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits; and

        (d) The most recent actuarial valuation reports prepared in connection with each of the Employee Plans of the Kinross Group in respect of which an actuarial valuation report is required to be prepared have been provided to Amax. The information provided by members of the Kinross Group to the author of each such report for the purpose of assisting the author in preparing each such actuarial valuation report was, at the time it was so provided, and remains, true, accurate and complete in all material respects, and each such actuarial valuation report is in final form and remains unamended. There has been no material adverse change to the funded status of any of the foregoing Kinross Group Employee Plans since the date of the foregoing actuarial valuation reports which would increase the annual funding liability for such plan by more than $100,000;

        (e) Except to the extent any of the following would, individually or in the aggregate, not be reasonably likely to have a Material Adverse Effect on the Kinross Group there are no actions, suits, claims or proceedings, whether in equity or at law, or Governmental investigations pending or, to the knowledge of Kinross or Merger Corp., threatened against or with respect to any Employee Plan of the Kinross Group or any assets of any such Employee Plan.

        (f) Each Foreign Plan of the Kinross Group has been maintained in compliance with its material terms and with the requirements of any and all applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities; no Kinross Group Member has incurred any obligations which remain unpaid in connection with the termination of or withdrawal from any Foreign Plan of the Kinross Group; the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan of the Kinross Group that is a pension or retirement plan, determined as of the end of the most recently ended fiscal year of the applicable Kinross Group Member on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Plan of the Kinross Group allocable to such benefit liabilities; except in any such case where the failure to be so maintained, or the incurring of such obligation or the amount of such excess accrued benefit liabilities would not, individually or in the aggregate, be reasonably likely to: (x) have a Material Adverse Effect on Kinross Group; or (y) materially prejudice the ability of Kinross to perform its obligations under this Agreement.

Section 3.09    Labor Relations.

        (a) Except as described in Section 3.09 of the Kinross Disclosure Letter, as of the date hereof no employees of any Kinross Group Member are covered by any collective bargaining agreement.

        (b)     Except as described in Section 3.09 of the Kinross Disclosure
                Letter:

                (i) there are no representation questions, arbitration proceedings, labour strikes, slow-downs or stoppages, material grievances, or other labour troubles pending or, to the knowledge of Kinross or Merger Corp., threatened as of the date hereof with respect to the employees of any Kinross Group Member which would have a Material Adverse Effect on Kinross; and

                (ii) to the best of Kinross's knowledge, as of the date hereof, there are no present or pending applications for certification (or the equivalent procedure under any applicable Law) of any union as the exclusive bargaining agent for any employees of any Kinross Group Member.

Section 3.10    Contracts, Etc.

Except as set forth in Section 3.10 of the Kinross Disclosure Letter, all material Contracts, whether oral or written, to which any Kinross Group Member is a party or by which any Kinross Group Member is bound are in full force and effect and:

        (a) None of the Kinross Group Members or, to Kinross's best knowledge, any other party thereto, has breached or is in default thereunder.

        (b) No event has occurred which, with the passage of time or the giving of notice would constitute such a breach or default.

        (c) No claim of material default thereunder has, to Kinross's best knowledge, been asserted or threatened.

        (d) None of the Kinross Group Members or, to Kinross's best knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and would not be reasonably expected to have a Material Adverse Effect on Kinross.

        (e) Except for the contracts, agreements, leases and commitments listed in Section 3.10 of the Kinross Disclosure Letter, as of the date hereof, neither Kinross nor any Kinross Group Member is a party to or bound by:

                (i) any material Contract, whether written or oral, which was not entered into or made in the ordinary course of its business;

                (ii) any contract which imposes material geographic or territorial limitations on the conduct of business by Kinross or any Kinross Group Member (excluding customary area of interest provisions relating to specific properties and similar restrictions entered into in the ordinary course of business and which do not have a significant impact on their ability to conduct business generally in that geographic area); or

                (iii) any joint venture or partnership agreement respecting its operating properties or properties with proven and probable ore reserves with a fair market value of more than $1,000,000.

        (f) As of the date hereof, the net hedge and future position of Kinross is not materially different from that existing on December 31, 1997.

Section 3.11    Absence of Certain Changes, Etc.

As of the date of this Agreement, and except as described in Section 3.11 of the Kinross Disclosure Letter and except for any actions required to be performed by Kinross or Merger Corp. or otherwise permitted pursuant to this Agreement or the Shareholders Agreements, since September 30, 1997:

        (a)     there has been no Material Adverse Change in the Kinross Group;

        (b)     no Kinross Group Member has:

                (i) sold, transferred, distributed, or otherwise disposed of or acquired a material amount of its assets, or agreed to do any of the foregoing, except in the ordinary course of business;

                (ii) prior to the date hereof, made or agreed to make any material capital expenditure or commitment for additions to property, plant, or equipment not reflected in the Interim Kinross Financial Statements or in the capital budget for the 1998 fiscal year approved by Kinross, a copy of which has been provided to Amax;

                (iii) made or agreed to make any material increase in the compensation payable to any employee or director, except for increases made in the ordinary course of business and consistent with presently existing policies or agreements or past practice;

                (iv) conducted its operations otherwise than in all material respects in the normal course of business;

                (v) entered into any material transaction or material Contract, or amended or terminated any material transaction or material Contract, except transactions or Contracts entered into in the ordinary course of business;

                (vi) effected any material change in the practices followed by the Kinross Group in calculating bad debts, contingencies, or other reserves from that reflected in the Interim Kinross Financial Statements; or

                (vii)   agreed or committed to do any of the foregoing.

        (c) There has not been any declaration, setting aside or payment of any dividend or other distribution with respect to Kinross' capital stock other than the payment of dividends in accordance with the terms of the Kinross Preferred Shares.

Section 3.12    Subsidiaries.

        (a) Section 3.01 of the Kinross Disclosure Letter sets forth with respect to each Kinross Group Member:

                (i)     its jurisdiction of incorporation or organization; and

                (ii) the percentage of each class of its equity securities owned, directly or indirectly, by Kinross.

        (b) Except as set forth in Section 3.01 of the Kinross Disclosure Letter, all of the outstanding shares of capital stock of each Kinross Group Member (other than Kinross) owned of record and beneficially by Kinross are so owned free and clear of all Liens. Except with respect to the subsidiaries listed in Exhibit 3.01, Kinross does not own, directly or indirectly, any material equity interest of or in any entity or enterprise organized under the Laws of the United States, any state thereof, the District of Columbia, Canada, any province thereof, or any other domestic or foreign jurisdiction.

        (c) All outstanding shares of the capital stock of or other equity interests in each Kinross Group Member (other than Kinross) have been duly authorized and are validly issued, fully paid and non-assessable.

        (d) Except as described in Section 3.01 of the Kinross Disclosure Letter, there are no authorized, outstanding or existing:

                (i) proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of any Kinross Group Member (other than Kinross) to which any Kinross Group Member is party;

                (ii) securities issued by any Kinross Group Members that are convertible into or exchangeable for any capital stock of any Kinross Group Member (other than Kinross);

                (iii) options, warrants, or other rights to purchase or subscribe for any capital stock of, or securities convertible into or exchangeable for any capital stock of, any Kinross Group Member (other than Kinross) in each case granted, extended or entered into by any Kinross Group Member;

                (iv) agreements of any kind to which any Kinross Group Member is party relating to the issuance of any capital stock of any Kinross Group Member (other than Kinross), any securities, options, warrants, or rights convertible into or exchangeable for, Kinross Shares;

                (v) agreements of any kind to which any Kinross Group Member is party which may obligate any Kinross Group Member (other than Kinross) to issue or purchase any of its securities; or

                (vi) agreements to which any Kinross Group Member is party containing any right of first negotiation or refusal with respect to the equity securities of any Kinross Group Member (other than Kinross).

Section 3.13    Capitalization.

        (a) At the date hereof, the authorized capital stock of Kinross consists of an unlimited number of Kinross Shares, of which 126,854,092 Kinross Shares were outstanding as of February 6, 1998 and 384,613 Kinross Preferred Shares, of which 384,613 Kinross Preferred Shares were outstanding as of February 6, 1998. As at the date of this Agreement, 14,668,464 Kinross Shares are reserved for issuance upon the conversion of outstanding convertible debentures and 3,175,170 Kinross Shares are reserved for issuance upon the conversion of the Kinross Preferred Shares. Section 3.13 of the Kinross Disclosure Letter sets forth the number of Kinross Shares reserved for issuance pursuant to the terms of outstanding stock options on the date hereof.

        (b) Except as set forth above, or in Section 3.13(b) of the Kinross Disclosure Letter no shares of capital stock or other voting securities of Kinross are issued, reserved for issuance or outstanding.

        (c) All outstanding Kinross Shares have been duly authorized and are validly issued and fully paid and non-assessable, free of pre-emptive rights.

        (d) Except as described above or in Section 3.13(d) of the Kinross Disclosure Letter, there are no authorized, outstanding, or existing:

                (i) voting trusts or other agreements or understandings with respect to the voting of any Kinross Shares to which any Kinross Group Member is a party;

                (ii) securities issued by any Kinross Group Member that are convertible into or exchangeable for any capital stock of Kinross;

                (iii) options, warrants or other rights to purchase or subscribe for any capital stock of Kinross or securities convertible into or exchangeable for any capital stock of Kinross in each case granted, extended or entered into by any Kinross Group Member;

                (iv) agreements of any kind to which any Kinross Group Member is party relating to the issuance of any capital stock of Kinross, any such convertible or exchangeable securities, or any such options, warrants, or rights or requiring Kinross to register under the Securities Act any of its presently outstanding securities; or

                (v) agreements of any kind which may obligate Kinross to issue or purchase any of its securities.

Section 3.14    Environmental Matters.

Except as to the matters described in Section 3.14 of the Kinross Disclosure Letter, there exists no Environmental Condition which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Kinross.

Section 3.15    Brokers.

Except as set forth in Section 3.15 of the Kinross Disclosure Letter, the Kinross Group, their affiliates and their respective Advisors have not retained any broker or finder in connection with the Merger, nor have any of the foregoing incurred any Liability to any broker or finder by reason of the Merger.

Section 3.16    Valid Issuance of Kinross Shares.

Upon consummation of the Merger, the Kinross Shares issued hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement and the Certificate of Merger as provided for in Article I, will be fully paid and non-assessable. At the Closing, Kinross will have the power to issue the Kinross Shares hereunder free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, except for generally applicable restrictions imposed under applicable securities laws.

Section 3.17    Reserve Reports and Reserve Estimates.

The reports of proven and probable reserves of Kinross summarized in its Annual Information Form for the year ended December 31, 1996 were prepared in all material respects in accordance with accepted engineering practices and such reports were, as of their respective dates, in all material respects in compliance with the requirements applicable to the presentation of such reserves in documents filed with the OSC.

Section 3.18 Ownership of Merger Corp.; No Prior Activities; Assets of Merger Corp.

        (a) Merger Corp. was formed by Kinross solely for the purpose of engaging in the transactions contemplated hereby.

        (b) As of the date hereof and the Effective Time, except as contemplated hereby, the capital stock of Merger Corp. is and will be owned 100% by Kinross directly. Further, except as contemplated hereby, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Corp. is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of stock of Merger Corp.

        (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, Merger Corp. has not and will not have incurred, directly or indirectly through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any arrangements or arrangements with any Person.

        (d) Kinross will take all action necessary to ensure that Merger Corp. at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Merger Corp. and to pay the expenses of the Merger attributable to Merger Corp. if the Merger is consummated.

Section 3.19    Cash on Hand.

Without giving effect to the Equity Offering, Kinross has and will at the Effective Time have readily available to it at least $100,000,000 in cash on hand or readily marketable securities for application in the manner contemplated by the Stockholder Agreement.

Section 3.20    Opinions.

The Board of Directors of Kinross has received an opinion from CIBC Wood Gundy Inc. and an opinion from Merrill Lynch as to the matters respectively set forth therein.

                                  ARTICLE IV

                               COVENANTS OF AMAX

  From and after the date hereof and until the Closing Date (except as hereinafter otherwise provided), unless Kinross and Merger Corp. shall otherwise agree in writing:

Section 4.01    Access.

Amax shall permit, and shall use all reasonable efforts to cause each Amax Group Member, except to the extent such Amax Group Member is subject to contractual restrictions or restrictions set forth in the organizational documents of such Amax Group Member which would limit or otherwise restrict its ability to do so, to permit:

        (a) Kinross, Merger Corp. and their Advisers to have reasonable access at reasonable times to all properties, books, accounts, records, Contracts, files, correspondence, tax records, and documents of or relating to the Amax Group including independent auditors work papers and to discuss such matters with the executive officers of the Amax Group; Amax shall make available to Kinross, Merger Corp. and their Advisers a copy of each report or other document filed with the SEC or pursuant to Canadian Securities Laws and all other information concerning its business and properties as Kinross may reasonably request; and

        (b) Kinross and Merger Corp., to conduct, or cause its agents to conduct, such reasonable reviews, inspections, surveys, tests, and investigations of the assets of the Amax Group as Kinross or Merger Corp. deems necessary or advisable, provided such reviews are conducted at reasonable times and in a reasonable manner.

Section 4.02    Ordinary Course.

Except: (i) as set forth in Section 4.02 of the Amax Disclosure Letter; (ii) to the extent such an Amax Group Member is subject to contractual restrictions or restrictions set forth in the organizational documents of such Amax Group Member which would limit or otherwise restrict its ability to do so; and (iii) for any actions required to be performed by Amax or otherwise contemplated by this Agreement or the Stockholder Agreement or approved in advance by Kinross, Amax shall (and shall cause each Amax Group Member to) conduct its business only in the ordinary and usual course in all material respects and use all reasonable efforts to preserve its business organizations intact and its existing relations with customers, suppliers, employees, and business associates, and Amax shall not (and shall cause each Amax Group Member not to) do any of the following:

        (a) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries;

        (b) amend its Articles or Certificate of Incorporation (or like charter documents) or By-laws;

        (c) subdivide, split, combine, consolidate, or reclassify any of its outstanding shares of capital stock;

        (d) other than in accordance with the terms of the Amax Preferred Shares, declare, set aside or pay any dividend or make any other distribution payable in cash, shares, stock, securities or property with respect to any of its shares of capital stock other than consistent with past practice, and other than dividends or distributions declared, set aside, paid or payable by any Amax Group Member (other than Amax) or a subsidiary of Amax;

        (e) repurchase, redeem, or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock other than upon conversion of the Amax Preferred Shares;

        (f) incur, guarantee, assume or modify any additional indebtedness for borrowed money in an aggregate amount in excess of $30,000,000 other than in the ordinary course of business or pursuant to credit facilities and arrangements with the Significant Shareholder provided, however that any new credit
                                        --------  -------
                facility not provided by the Significant Shareholder or any of its Affiliates shall be provided by a financial institution and advances thereunder shall not be applied to the reduction of debt owing to the Significant Shareholder pursuant to the existing demand loan facility;

        (g) enter into any material transaction not in the ordinary course of its business consistent with past practice;

        (h) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition, or encumbrance of, any of its capital stock, or any securities convertible into or exchangeable or exercisable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its shares of capital stock other than:

                (i) Amax Shares issued pursuant to the exercise or conversion of outstanding securities of Amax convertible into Amax Shares or pursuant to the exercise or conversion of options outstanding pursuant to Amax's stock option plans; or

                (ii) Amax Shares issued as or with respect to contributions to or fund transfers within the Amax's 401(k) Plan in effect on the date hereof;

        (i) transfer, lease, license, sell, mortgage, pledge, encumber, or dispose of any material property or assets other than in the ordinary and usual course of business consistent with past practice;

        (j) make, whether by merger, consolidation or purchase, any material acquisition of, or investment in, assets, shares, capital stock or other securities of any other person or entity other than its wholly-owned subsidiaries or in the ordinary and usual course of business consistent with past practice;

        (k) except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable Law, establish, adopt, enter into, make, amend in any material respect, or make any material elections under any collective bargaining agreement or Employee Plan or enter into any new or amend in any material respect any existing employment, consulting or other agreement providing compensation or benefits to any executive employee or director except for employment agreements with new employees (other than Amax corporate staff), entered into in the ordinary course of business which agreements do not provide for the payment of "golden parachutes" or other amounts in respect of severance which are triggered by the Merger;

        (l) except as may be required to satisfy contractual obligations or Amax Group Employee Plan obligations existing as of the date hereof and the requirements of applicable Law: (i) amend any Amax Group Employee Plan where such amendment would increase any Amax Group Member's annual or aggregate liability or funding obligations in connection with such Amax Group Employee Plan by more than five percent, (ii) terminate or merge any Employee Plan(s), (iii) transfer assets from any Amax Group Employee Plan, (iv) extend membership, benefits or coverage under any Amax Group Employee Plan to any employee who is not currently eligible to receive such membership, benefits or coverage, (v) incorporate any "change in control" provision into any Amax Group Employee Plan, or modify any "change in control" provision presently contained in any Amax Group Employee Plan [except for certain clarification amendments to the Amax 1992 Stock Option Plan, Performance Share Plan and the Key Employees Separation Plan], (vi) transfer any employee from any Amax Group Member to any other Amax Group Member in circumstances where such transfer would increase the Amax Group Members' collective expenses in connection with the employment of such employee;

        (m) implement any change in its accounting principles, practices, or methods, other than as may be required by generally accepted accounting principles;

        (n) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Amax or any Amax Group Member;

        (o) withdraw, permit or consent to the removal of any assets of any of the Employee Plans maintained by any Amax Group Member other than for the purpose of paying benefits in the ordinary course and payment of expenses in accordance with past practice and under the terms of such plan;

        (p)     take any action that would either:

                (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Tax Code; or

                (ii) cause the Eligible Amax Shareholders to recognize a taxable gain in the Merger under Section 367(a) of the Tax Code;

        (q) take any action that would prevent the Merger from being characterized as a "pooling of interests" for the purposes of Canadian GAAP;

        (r) authorize or enter into any agreement or understanding of any type whatsoever, whether written or oral to take any of the actions referred to in this Section.

Section 4.03    Insurance.

Amax shall use all reasonable efforts to continue to insure the Amax Group and all property, real and personal, owned or leased by any Amax Group Member is insured substantially in the manner and to the extent set forth in Section 2.05; it being acknowledged and agreed that insofar as such insurance is provided under policies obtained by the Significant Shareholder, such insurance will be terminated as of the Effective Time.

Section 4.04 Closing Conditions.

Amax shall use all reasonable efforts to cause all of the conditions to the obligations of Kinross and Merger Corp. under this Agreement to be satisfied on or prior to the Closing Date (to the extent the satisfaction of such conditions is within the control of the Amax Group).

Section 4.05 Amax Stockholders' Approval.

Amax shall use all reasonable efforts to obtain its stockholders' approval of the Merger and, without limitation, its Board of Directors shall specifically recommend that its stockholders approve the Merger. The Board of Directors of Amax shall call a stockholders' meeting ("Amax Stockholders' Meeting") to be held at the earliest practicable date following mailing of the Joint Proxy Statement to the Amax stockholders for the purpose of voting on the adoption of the Merger, this Agreement and each of the other transactions contemplated by this Agreement and the Related Agreements as required by the GCL, the NYSE and the TSE.

In addition, Amax agrees with, and covenants to Kinross and Merger Corp. that Amax shall use all reasonable efforts to permit Amax shareholders to effect Approval by Consent to adopt and approve for purposes of Section 251 of the GCL, the Merger, this Agreement and each of the other transactions contemplated by this Agreement and the Stockholder Agreement and to comply with and satisfy as promptly as practicable any legal, regulatory or stock exchange requirements that apply to approving this Agreement, the Merger and the other transactions contemplated by this Agreement by way of Approval by Consent. The Board of Directors of Amax has resolved that for purposes of an Approval by Consent or action at a stockholders' meeting, this Agreement is fair to and in the best interests of Amax and its stockholders and that this Agreement be approved and adopted and that the Board of Directors of Amax recommends the Merger to the stockholders of Amax.

Kinross, Merger Corp. and Amax agree that if Amax stockholder adoption and approval is obtained by Approval by Consent, Amax shall not be obligated to call the Amax Stockholders' Meeting and all references to the preparation, filing and mailing of the Joint Proxy Statement shall, unless the context otherwise requires, be deemed appropriately modified so as to reflect such method of stockholder adoption and approval.

Section 4.06 Rule 145 Affiliates.

Prior to the Effective Time, Amax shall cause to be delivered to Kinross a list identifying all persons who were, at the time of the Amax Stockholders' Meeting, deemed to be a Securities Act Affiliate of Amax. Amax shall use its reasonable efforts to cause each person who is identified as a possible Securities Act Affiliate to enter into, prior to the Effective Time, an agreement in the form attached hereto as Exhibit 4.06 pursuant to which each such Person acknowledges its responsibilities as such a Securities Act Affiliate.

Section 4.07 No Shop.

        (a) From and after the date hereof until the Closing Date, Amax shall not, and it shall use its best efforts to ensure that no other Amax Group Member or their respective directors do not, and shall not permit the respective officers, employees, representatives, and other Advisors of the Amax Group to, directly or indirectly,

          (i) solicit, initiate, or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals, or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than Kinross, relating to:

               (A) the possible acquisition of, or business combination with,
                   Amax or any of its material subsidiaries (whether by way of merger, consolidation, take-over bid, tender offer, purchase of shares, purchase of assets, or otherwise);

               (B) the possible acquisition of any material portion of its or their shares of capital stock or assets;

               (C) any tender offer or exchange offer or other secondary
                   purchase that, if consummated, would result in any person (other than the Significant Shareholder) beneficially owning more than 20% or more of any class of equity securities of Amax; or

               (D) any other transaction, the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the Merger;

               (any of the foregoing, a "Competing Proposal"); or

          (ii) provide non-public information with respect to Amax or any Amax Group Member, or afford any access to the properties, books, or records of the same, to any Person, other than Kinross, that may wish to propose or pursue a Competing Proposal.


     Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee or other Advisor or representative of Amax or any of its subsidiaries shall be deemed to be a breach of this paragraph by Amax.
     Amax shall, and shall direct its subsidiaries, directors, officers, employees, representatives, and other Advisors to, immediately cease any and all activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) Neither the Board of Directors of Amax nor any committee thereof shall:

         (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Kinross or Merger Corp., the approval or recommendation by such Board of Directors or any such committee of the Merger or this Agreement;

        (ii) approve or recommend, or propose to approve or recommend, any Competing Proposal; or

          (iii) cause or permit Amax or any of its subsidiaries to enter into any agreement, including an agreement in principle or letter of intent (any such agreement, a "Transaction Agreement") to effect a Competing Proposal.

      (c) Amax shall promptly advise Kinross orally and in writing of:

          (i) any request for information which may relate to a Competing Proposal,

          (ii)  any Competing Proposal, or

          (iii) any inquiry with respect to or that could lead to any Competing Proposal.

      (d) Nothing contained in this Section 4.07 shall prohibit Amax from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the stockholders of Amax provided, however, that neither Amax nor the Board of Directors of Amax shall withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Competing Proposal (it being understood that an affirmation of the recommendation will satisfy this proviso).

Section 4.08 Information in Joint Proxy Statement and Canadian Prospectus

None of the information to be supplied by Amax for inclusion or incorporation by reference in the Registration Statement, Joint Proxy Statement and Canadian Prospectus will:

      (a) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

      (b) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each meeting, and

      (c) in the case of the Canadian Prospectus, at the time of the filing of the preliminary prospectus and the final prospectus in respect of the Equity Offering;

contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Amax, its officers and directors or any Amax Group Member shall occur that is required to be described in the Joint Proxy Statement, Amax shall give prompt notice to Kinross of such event. The Joint Proxy Statement will comply (with respect to Amax) as to form in all material respects with the provisions of the Exchange Act.

                                   ARTICLE V

                      KINROSS AND MERGER CORP.'S COVENANTS

          From and after the date hereof and until the Closing Date (except as hereinafter otherwise provided), unless Amax shall otherwise agree in writing:

Section 5.01  Access.

Kinross and Merger Corp. shall permit, and shall use all reasonable efforts to cause each Kinross Group Member, except to the extent such Kinross Group Member is subject to contractual restrictions or restrictions set forth in the organizational documents of such Kinross Group Member which would limit or otherwise restrict its ability to do so, to permit:

        (a) Amax and its Advisers to have reasonable access at reasonable times to all properties books, accounts, records, Contracts, files, correspondence, tax records, and documents of or relating to the Kinross Group including independent auditor's work papers and to discuss such matters with the executive officers of the Kinross Group; Kinross shall make available to Amax and its Advisers a copy of each report or other document filed with the SEC or pursuant to Canadian Securities Laws and all other information concerning its business and properties as Amax may reasonably request; and

        (b) Amax to conduct, or cause its agents to conduct, such reasonable reviews, inspections, surveys, tests, and investigations of the assets of the Kinross Group as Amax deems necessary or advisable provided such reviews are conducted at reasonable times and in a reasonable manner.

Section 5.02  Ordinary Course.

Except: (i) as set forth in Section 5.02 of the Kinross Disclosure Letter; (ii) to the extent such Kinross Group Member is subject to contractual restrictions or restrictions set forth in the organizational documents of such Kinross Group Member which would limit or otherwise restrict its ability to do so; and (iii) for any actions required to be performed by Kinross or Merger Corp. or otherwise contemplated by this Agreement or the Stockholder Agreement or approved in advance by Amax, Kinross shall (and shall cause each Kinross Group Member to) conduct its business only in the ordinary and usual course in all material respects and use all reasonable efforts to preserve its business organizations intact and its existing relations with customers, suppliers, employees, and business associates, and Kinross shall not (and shall cause each Kinross Group Member not to) do any of the following:

        (a) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries;

        (b) amend its Articles or Certificate of Incorporation (or like charter documents) or By-laws;

        (c) subdivide, split, combine, consolidate, or reclassify any of its outstanding shares of capital stock;

        (d) other than in accordance with the Kinross Preferred Shares, declare, set aside or pay any dividend or make any other distribution payable in cash, shares, stock, securities or property with respect to any of its shares of capital stock other than consistent with past practice, and other than dividends or distributions declared, set aside paid or payable by any Kinross Group Member (other than Kinross) or a subsidiary of Kinross;

(e) repurchase, redeem, or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock except pursuant to the terms of any securities outstanding as of the date hereof and which are set forth in
     Section 5.02 of the Kinross Disclosure Letter which require such repurchase, redemption, acquisition, or exchange;

(f) enter into any material transaction not in the ordinary course of its business consistent with past practice;

(g) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition, or encumbrance of, any of its capital stock, or any securities convertible into or exchangeable or exercisable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its shares of capital stock other than Kinross Shares or securities directly or indirectly convertible into or exchangeable or exercisable for Kinross Shares in connection with the Merger, the Equity Offering, the issued and outstanding convertible shares and debentures of Kinross, pursuant to Section 5.02(j) and pursuant to the exercise of options outstanding under Kinross's stock option plan;

(h) transfer, lease, license, sell, mortgage, pledge, encumber, or dispose of any property or assets other than in the ordinary course of business consistent with past practice;

(i) incur, guarantee, assume, or modify any indebtedness or other liability in an aggregate amount in excess of $15,000,000 other than in the ordinary and usual course of business consistent with past practice;

(j) make, whether by merger, consolidation or purchase, any material acquisition of, or investment in, assets, shares, capital stock or other securities of any other person or entity other than its wholly-owned subsidiaries provided, however, that Kinross may acquire minority or
                  --------  -------
     majority equity interests in natural resource companies through the purchase of their issued and outstanding capital stock or acquire interests in prospective mineral prospects, in either case in consideration of the issue of Kinross Shares, so long as such transaction will not delay or prevent the consummation of the transactions contemplated by this Agreement and the Related Agreements or require an amendment or supplement to the Registration Statement after the same is declared effective and the aggregate number of Kinross Shares issued in respect of all such acquisitions does not exceed 2% of the number of Kinross Shares issued and outstanding on the date of this Agreement;

(k) except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable Law, establish, adopt, enter into, make, amend in any material respect, or make any material elections under any collective bargaining agreement or Employee Plan or enter into any new or amend in any material respect any existing employment, consulting or other agreement providing compensation or benefits of any executive employee or director except for employment agreements with new employees (other than Kinross corporate staff) entered into in the ordinary course of business, which agreements do not provide for the payment of "golden parachutes" or other amounts in respect of severance which are triggered by the Merger;

     (l) except as may be required to satisfy contractual obligations or Kinross Group Employee Plan obligations existing as of the date hereof and the requirements of applicable Law: (i) amend any Kinross Group Employee Plan where such amendment would increase any Kinross Group Member's annual or aggregate liability or funding obligations in connection with such Kinross Group Employee Plan by more than five percent, (ii) terminate or merge any Employee Plan(s), (iii) transfer assets from any Kinross Group Employee Plan, (iv) extend membership, benefits or coverage under any Kinross Group Employee Plan to any employee who is not currently eligible to receive such membership, benefits or coverage, (v) incorporate any "change in control" provision into any Kinross Group Employee Plan, or modify any "change in control" provision presently contained in any Kinross Group Employee Plan, (vi) transfer any employee from any Kinross Group Member to any other Kinross Group Member in circumstances where such transfer would increase the Kinross Group Members' collective expenses in connection with the employment of such employee;

    (m) implement any change in its accounting principles, practices, or methods, other than as may be required by generally accepted accounting principles;

    (n) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Kinross or any Kinross Group Member;

    (o) withdraw, permit or consent to the removal of any assets of any of the Employee Plans maintained by any Kinross Group Member other than for the purpose of paying benefits in the ordinary course and the payment of expenses in accordance with past practice and under the terms of such plan;

    (p)  take any action that would either:

         (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Tax Code; or

        (ii) cause the Eligible Amax Shareholders to recognize a taxable gain in the Merger under Section 367(a) of the Tax Code;

    (q) take any action that would prevent the Merger from being characterized as a "pooling of interests" for the purposes of Canadian GAAP; or

    (r) authorize or enter into any agreement or understanding of any type whatsoever, whether written or oral to take any of the actions referred to in this Section.

Section 5.03  Insurance.

Kinross shall use all reasonable efforts to continue to insure the Kinross Group and all property, real and personal, owned or leased by any Kinross Group Member is insured substantially in the manner and to the extent set forth in Section 3.05.

Section 5.04  Closing Conditions.

Kinross and Merger Corp. shall use all reasonable efforts to cause all of the conditions to the obligations of Amax under this Agreement to be satisfied on or prior to the Closing Date (to the extent the satisfaction of such conditions is within the control of the Kinross Group). Without limiting the foregoing, Kinross shall use all commercially reasonable efforts to consummate the Equity Offering and shall provide Amax and the Significant Shareholder with a reasonable opportunity to comment on any material in any prospectuses, offering, circulars or other disclosure documents utilized in connection with the Equity Offering which relates to Amax or any Amax Group Member, the Significant Shareholder, the Merger or the transactions contemplated by the Related Agreements and shall not file any such prospectus or offering document or any amendment or supplement thereto with any securities regulatory authority or stock exchange or distribute or use the same prior to obtaining the consent of Amax, which consent may not be unreasonably withheld or delayed.

Section 5.05  Kinross Shareholders' Approval.

The Board of Directors of Kinross shall call a shareholders' meeting ("Kinross Shareholders' Meeting") to be held at the earliest practicable date following mailing of the Joint Proxy Statement to the Kinross shareholders for the purpose of approving the issue of Kinross Shares pursuant to the Merger and the Stockholder Agreement, and, if required, to approve the Merger. Kinross shall use its best efforts to obtain its shareholders' approval of the foregoing and, without limitation, its Board of Directors shall specifically recommend that its shareholders vote to approve the foregoing, subject only to Section 5.07 hereof.

Section 5.06  Stock Exchange Listing.

Kinross shall use all reasonable efforts to cause the Kinross Shares to be issued in connection with the Merger, including Kinross Shares issuable upon exercise of the Substitute Options and upon conversion of the Amax Preferred Shares and exercise of the Warrant, to be listed on the TSE and the NYSE.

Section 5.07  No Shop.

        (a) From and after the date hereof until the Closing Date, Kinross shall not, and it shall use its best efforts to ensure that no other Kinross Group Member or their respective directors do not, and shall not permit the respective officers, employees, representatives, and other Advisors of the Kinross Group to, directly or indirectly,

              (i) solicit, initiate, or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals, or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than Amax, relating to:

                  (A) the possible acquisition of, or business combination with,
                      Kinross or any of its material subsidiaries (whether by way of merger, amalgamation, arrangement, consolidation, take-over bid, tender offer, purchase of shares, purchase of assets, or otherwise);

                  (B) the possible acquisition of any material portion of its or their shares of capital stock or assets;

               (C) any take over bid, tender offer or exchange offer or other secondary purchase that, if consummated, would result in any person beneficially owning more than 20% or more of any class of equity securities of Kinross; or

               (D) any other transaction, the consummation of which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the Merger;

               (any of the foregoing, a " Kinross Competing Proposal"); or

       (ii) provide non-public information with respect to Kinross or any Kinross Group Member, or afford any access to the properties, books, or records of the same, to any Person, other than Amax, that may wish to propose or pursue a Kinross Competing Proposal, provided, however, that prior to the Kinross Shareholders' Meeting (as defined in Section 5.05), in response to an unsolicited bona fide Kinross Competing Proposal that in the good faith opinion of the Board of Directors of Kinross, based on the advice of an independent nationally recognized financial advisor would reasonably be expected to result in a Kinross Superior Proposal (as defined below), Kinross may: (A) furnish such information or access with respect to Kinross to the person making such Kinross Competing Proposal pursuant to a customary confidentiality agreement with such person, or (B) participate in negotiations regarding such Kinross Competing Proposal, but in each case only if (x) the Board of Directors of Kinross determines in good faith, based on the advice of outside legal counsel, that such action is necessary in order for such Board to act in a manner consistent with its fiduciary duties under applicable law, and (y) Kinross complies with Section 5.07(c) with respect to such proposal.


     Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee or other Advisor or representative of Kinross or any of its subsidiaries shall be deemed to be a breach of this paragraph by Kinross. Kinross shall and shall direct its subsidiaries and their respective directors, officers, employees, representatives, and other Advisors to, immediately cease any and all activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     (b) Except as set forth in this Section 5.07(b), neither the Board of Directors of Kinross nor any committee thereof shall:

         (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Amax, the approval by such Board of Directors or any such committee of the Merger or this Agreement or the transactions contemplated hereby;

         (ii) approve or recommend, or propose to approve or recommend, any Kinross Competing Proposal; or

         (iii) cause or permit Kinross or any of its subsidiaries to enter into any agreement, including an agreement in principle or letter of intent (any such agreement a "Kinross Transaction Agreement") to effect a Kinross Competing Proposal.

          Notwithstanding the foregoing, prior to the Kinross Shareholders' Meeting if Kinross has received a Kinross Superior Proposal, the Board of Directors of Kinross may (subject to the other terms of this Section 5.07(b)): (A) withdraw or modify its recommendation of the Merger or this Agreement; (B) approve or recommend a Kinross Superior Proposal; or (C) cause Kinross or any of its subsidiaries to enter into a Kinross Transaction Agreement to effect a Kinross Superior Proposal, but in each case only if: (x) the Board of Directors of Kinross determines in good faith, based on the advice of outside legal counsel, that such action is necessary in order for such Board to act in a manner consistent with its fiduciary duties under applicable law, and (y) Kinross shall have furnished Amax with written notice at least four business days prior to the date any such actions are proposed to be taken specifying which actions are proposed to be taken and after taking into account modifications to this Agreement proposed by Amax during such four business day period, such Kinross Competing Proposal would still constitute a Kinross Superior Proposal. In addition, if Kinross or the Board of Directors of Kinross takes any of the actions permitted by the preceding sentence with respect to any Kinross Competing Proposal, then Kinross must, prior to the taking of such action, pay, or cause to be paid, to Amax the Amax Expenses (as defined in Section 10.04) and the Amax Termination Fee (as defined in
          Section 10.04). The term "Kinross Superior Proposal" shall mean any bona fide written Kinross Competing Proposal that has the following characteristics: (1) it is a definitive proposal to acquire, directly or indirectly, for consideration consisting of cash and/or readily marketable securities (x) Kinross Shares representing 100% of the voting power of the outstanding Kinross Shares, or (y) all or substantially all of the assets and liabilities of Kinross; (2) the terms of such proposal in the good faith judgement of the Board of Directors of Kinross (based on the written opinion of an independent nationally recognized financial advisor) provide consideration imputing aggregate post-transaction value to Kinross's shareholders that is superior to the consideration provided by the Merger (after taking into account any modifications to this Agreement proposed by
          Amax), and (3) the transactions envisioned by such proposal, in the good faith judgement of the Board of Directors of Kinross, based on the advice of an independent nationally recognized financial advisor, are readily financeable, are reasonably likely to be approved by the shareholders of Kinross in accordance with applicable Law and are reasonably likely to be consummated without unreasonable delay compared to the transactions contemplated by this Agreement.



     (c)  Kinross shall promptly advise Amax orally and in writing of:

          (i) any request for information which may relate to a Kinross Competing Proposal,

          (ii)  any Kinross Competing Proposal,

          (iii) any inquiry with respect to or that could lead to any Kinross Competing Proposal, or

          (iv) any action taken in accordance with clauses (A) or (B) of the proviso to Section 5.07(a)(ii), including in each case the material terms and conditions of such request, Kinross Competing Proposal, inquiry or action, the identity of the person making any such request, Kinross Competing Proposal or inquiry or with respect to which such action is taken and whether or not Kinross believes any

                Kinross Competing Proposal so reported is or could result in a Kinross Superior Proposal. Kinross will keep Amax fully and timely informed of the status and details (including amendments or proposed amendments) of any such request, Kinross Competing Proposal, inquiry or action and any restrictions relating thereto.

        (d) Nothing contained in this Section 5.07 shall prohibit the Board of Directors of Kinross from distributing a director's circular in response to a take over bid in accordance with Section 99 of the Securities Act (Ontario) and the equivalent provisions of other Canadian Securities Laws provided, however, that neither Kinross nor the Board of Directors of Kinross shall, except as permitted by
             Section 5.07(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Kinross Competing Proposal (it being understood that an affirmation of the recommendation will satisfy this proviso).

Section 5.08 Information in Registration Statement and Joint Proxy Statement.

Kinross covenants that none of the information to be supplied by Kinross for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will: (a) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (b) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Kinross, its officers and directors or any Kinross Group Member shall occur that is required to be described in the Joint Proxy Statement, Kinross shall give prompt notice to Amax of such event. The Joint Proxy Statement will comply (with respect to Kinross) as to form in all material respects with the provisions of the Exchange Act.

Section 5.09 Compliance with Canadian Securities Laws.

Kinross covenants that the preliminary and final short form prospectuses relating to the Equity Offering (the "Canadian Prospectus") will be filed with the securities regulatory authorities in each of the Provinces of Canada and will comply as to form in all material respects with applicable Canadian Securities Laws and, as at the date of each Canadian Prospectus, will contain full, true and plain disclosure of all material facts relating to the securities issued thereunder. Kinross represents and warrants that the Equity Offering will be effected in such a manner that no offering materials will be required to be filed with the SEC in respect thereof.

                                  ARTICLE VI

                         OTHER COVENANTS OF THE PARTIES

Section 6.01  Consents and Notices.

Promptly after the date hereof and, if necessary, for a reasonable time after the Closing Date:

     (a) The Parties shall use all reasonable efforts, and the Parties shall cooperate with each other to obtain, all consents, waivers, approvals, and authorizations, in addition to those set forth in clause (b) below which may be necessary to effect the Merger and the transactions contemplated by the Stockholder Agreement, including, without limitation, obtaining those consents, waivers, approvals, and authorizations described in Section 8.04 of the Amax Disclosure Letter and Section 7.04 of the Kinross Disclosure Letter;

     (b) Each of Amax and Kinross will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. Each of Amax and Kinross will use reasonable efforts to obtain promptly all such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each of Amax and Kinross shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada).

Section 6.02  Joint Proxy Statement and Registration Statement; Equity Offering.

     (a) Amax and Kinross shall promptly prepare and file with the SEC a joint proxy statement/prospectus and information circular (together with any amendments or supplements thereto, the "Joint Proxy Statement") and Kinross shall prepare and file with the SEC a registration statement on Form F-4 (the "Registration Statement"), of which the Joint Proxy Statement will form a part. Each of Kinross and Amax shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Kinross and Amax shall mail the Joint Proxy Statement to its respective stockholders or shareholders. Kinross shall also take any action (other than qualifying to do business in any jurisdiction in which it is currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Kinross Shares in the Merger and the issuance of the Warrant Shares and shall take all action required under Canadian Securities Laws in order for the issuance of Kinross Shares pursuant to the Merger (including the Kinross Shares issuable upon exercise of the Substitute Options, upon conversion of the Amax Preferred Shares and upon exercise of the Warrant) to be exempt from the prospectus delivery requirements and resale restrictions of applicable Canadian Securities Laws, and Amax shall furnish all information concerning Amax and the holders of Amax Shares as may be reasonably requested in connection with any such action.

     (b) Kinross covenants to Amax, and Amax covenants to Kinross and Merger Corp., that all filings and applications for exemptions required by Canadian Securities Laws to be made by Kinross or Amax, as applicable, in the various jurisdictions in Canada shall be made in connection with the Joint Proxy Statement and the Registration Statement.

     (c) Amax shall use all reasonable efforts to cause "comfort" letters of Price Waterhouse LLP or other nationally recognized certified public accounting firm to be delivered to

              Kinross, dated the date of the Joint Proxy Statement and addressed to Kinross and Merger Corp., in form and substance reasonably satisfactory to Kinross and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         (d) Kinross shall use all reasonable efforts to cause "comfort" letters of Deloitte & Touche or other nationally recognized certified public accounting firm to be delivered to Amax dated the date of the Joint Proxy Statement, and addressed to Amax in form and substance reasonably satisfactory to Amax and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

Section 6.03  Press Releases.

Before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated by the Related Agreements, Kinross, Merger Corp. and Amax shall consult with each other and shall undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any stock exchange or national securities exchange.

Section 6.04  Tax Representation Letters.

For purposes of the tax opinions described in Section 7.05 and Section 8.05 of this Agreement, each of Amax and Kinross shall provide, representation letters reasonably customary in scope and substance, each dated as of the date that is two business days prior to the date the Joint Proxy/Registration Statement is mailed to shareholders of Amax and reissued as of the Closing Date.

Section 6.05  Transfer Taxes.

Kinross and Amax shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes (including, without limitation, any New York State Real Estate Transfer Tax) and any other fees and similar taxes which become payable in connection with the Merger (collectively, "Transfer
                                                                   --------
Taxes").  From and after the Effective Time, Amax shall pay or cause to be paid,
-----
without deduction or withholding from any amounts payable to the holders of Amax Shares, all Transfer Taxes.

Section 6.06  Indemnification of Directors and Officers.

         (a) From and after the Effective Time, Kinross shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors and employees of Amax and any of its subsidiaries, whether any such Person is or was an officer, director or employee of Amax or any of its subsidiaries, or is or was serving at the request of Amax as an officer, director or employee or agent of another Person, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Kinross and Merger Corp. agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favour of the present or former directors, officers, employees, fiduciaries and agents of Amax or any of its subsidiaries, whether any such Person is or was an officer, director or employee of Amax or any of its subsidiaries, or is or was serving at the request of Amax as an officer, director or employee or agent of another Person (collectively, the "Indemnified Parties") as provided in Amax's Certificate of Incorporation or By-Laws or pursuant to other agreements, or certificates of incorporation or By-Laws or similar documents of any of Amax's subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. Kinross shall cause to be maintained in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Amax and Amax's subsidiaries with respect to matters occurring on or prior to the Effective Time, provided, however, that (i) Kinross may substitute therefor policies of at least the same coverage with insurers of comparable credit quality containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) Kinross shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (b) This Section 6.06 is intended to benefit and be enforceable by the Indemnified Parties and shall be binding on all successors and assigns of Kinross, Merger Corp., and Amax and the Surviving Corporation.

                                  ARTICLE VII

             CONDITIONS TO OBLIGATIONS OF KINROSS AND MERGER CORP.

          The obligations of Kinross and Merger Corp. to consummate the Merger are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by Kinross and Merger Corp.:

Section 7.01  Representations and Warranties.

The representations and warranties of Amax set forth in Article II qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as if made on the Closing Date, except for such representations and warranties made expressly as of a specified date, which shall be true and correct in all material respects as of such date; and Kinross and Merger Corp. shall have received a certificate signed on behalf of Amax by an executive officer thereof to such effect dated as of the Closing Date.

Section 7.02  Compliance with Covenants.

Amax shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Amax prior to or on the Closing Date and shall have received certificates signed on behalf of Amax by an executive officer thereof to such effect. Amax and the Significant Shareholder shall have performed and complied in all material respects with all covenants and agreements required by the Related Agreements to be performed or complied with by Amax or the Significant Shareholder, as the case may be, on or prior to the Closing Date.

Section 7.03  No Material Adverse Change.

There shall not have occurred any Material Adverse Change in the Amax Group since the date of this Agreement.

Section 7.04  Consents.

The consents, waivers, approvals, and authorizations expressly designated in
Section 7.04 of the Kinross Disclosure Letter as required to be obtained as a condition to Closing shall have been obtained.

Section 7.05  Tax Opinion.

Kinross shall have received an opinion of counsel to Kinross, dated the Closing Date, to the effect that the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Tax Code, that each of Kinross, Merger Corp. and Amax will be a party to that reorganization within the meaning of Section 368(b) of the Tax Code and that the Eligible Kinross Shareholders will not recognize a taxable gain under
Section 367(a) of the Tax Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto and certain shareholders of Kinross in the representation letters referred to in Section 6.04.

                                 ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF AMAX

  The obligation of Amax to consummate the Merger is subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived by Amax:

Section 8.01  Representations and Warranties.

The representations and warranties of Kinross and Merger Corp. set forth in
Article III qualified as to materiality shall be true and correct, and the representations and warrantees not so qualified shall be true and correct in all material respects as of the date hereof and on the Closing Date as if made on the Closing Date, except for such representations and warranties made expressly as of a specified date which shall be true and correct in all material respects as of such date, and Amax shall have received a certificate signed on behalf of Kinross by an executive officer thereof to such effect dated as of the Closing Date.

Section 8.02  Compliance with Covenants.

Kinross and Merger Corp. shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Kinross or Merger Corp. prior to or on the Closing Date and shall have received certificates signed on behalf of Kinross and Merger Corp. by an executive officer thereof in the case of Kinross and by the President of Merger Corp. to such effect. Kinross and the Significant Shareholder shall have performed and complied in all material respects with all covenants and agreements required by the Related Agreements to be performed or complied with by Kinross and the Significant Shareholder, as the case may be, prior to the Closing Date.

Section 8.03  No Material Adverse Change.

There shall not have occurred any Material Adverse Change in the Kinross Group since the date of this Agreement.

Section 8.04  Consents.

The consents, waivers, approvals, and authorizations expressly designated in
Section 8.04 of the Amax Disclosure Letter as required to be obtained as a condition to Closing shall have been obtained.

Section 8.05  Tax Opinion.

Amax shall have received an opinion of counsel to Amax, dated the Closing Date, to the effect that the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Tax Code, that each of Kinross, Merger Corp. and Amax will be a party to that reorganization within the meaning of Section 368(b) of the Tax Code and that the Eligible Amax Shareholders will not recognize a taxable gain under Section 367(a) of the Tax Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties hereto and certain stockholders of Amax in the representation letters referred to in Section 6.04.

                                  ARTICLE IX

                 CONDITIONS TO OBLIGATIONS OF AMAX AND KINROSS

  The obligations of Amax and Kinross to consummate the Merger are subject to the satisfaction of the following conditions on or prior to the Closing Date, each of which may be waived only with the consent in writing of Amax and
Kinross:

Section 9.01  Equity Offering.

The Equity Offering shall have been completed in accordance with the terms of the letter from CIBC Wood Gundy Inc. to Kinross dated the date of this Agreement, a copy of which has been delivered to Amax concurrent with the execution and delivery hereof, and Kinross shall be entitled to receive at the Effective Time from escrow, aggregate gross proceeds of at least (Canadian) $140,000,000 (prior to giving effect to the underwriters' over-allotment option) at a discount to market and with underwriting fees payable which are not, in either case, in excess of those set forth in the said letter.

Section 9.02  No Injunctions.

No temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal, state, or provincial court (whether domestic or foreign) having jurisdiction and remain in effect.

Section 9.03  Stock Exchange Approval - Kinross.

There shall have been authorized for listing on the NYSE and TSE, subject to official notice of issuance and other normal conditions, the Kinross Shares issuable pursuant to the Merger and the Stockholder Agreement, upon conversion of the Amax Preferred Shares, exercise of the Warrants and exercise of the Substitute Options and Kinross shall have obtained the approval of the holders of a majority of the Kinross Shares present in person or by proxy at the Kinross Shareholders' Meeting to approve such issuances of Kinross Shares.

Section 9.04  Shareholder Approval - Amax.

This Agreement and the Merger shall have been adopted and/or approved by the stockholders of Amax in accordance with the GCL, the policies of the NYSE, the TSE, Amax's Certificate of Incorporation and By-Laws and applicable Law.

Section 9.05  Securities Filings.

Prior to the first date upon which the Joint Proxy Statement is mailed to the Amax stockholders and the Kinross shareholders, the SEC shall have declared the Registration Statement effective, and any required approvals or exemption orders of state or provincial securities administrators shall have been obtained and appropriate filings made. On the Closing Date, no stop order, cease trade order or similar restraining order that has been entered by the SEC, the OSC or any other state or provincial securities administrator in relation to the Kinross Shares or the Amax Shares shall still be in effect.

Section 9.06  No Litigation.

There shall not be pending or threatened any suit, action or proceeding by any Governmental entity, before any court or governmental authority, agency or tribunal, domestic or foreign, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Kinross or Merger Corp. any damages that are material in relation to Kinross, Amax and their subsidiaries taken as a whole.

Section 9.07  Completion of Transactions.

The transactions contemplated by the Stockholder Agreement to occur on or prior to the Effective Time shall have been consummated or shall be completed simultaneously with the completion of the Merger except to the extent any such failure results from a breach by the party purporting to rely on this condition.

                                   ARTICLE X

                            CLOSING AND TERMINATION

Section 10.01  Closing.

The Closing shall take place at such place and on such date as Amax and Kinross may agree, which date, subject to fulfilment or waiver of the conditions set forth in Articles VII, VIII and IX (other than such conditions as can only be fulfilled at the Closing) shall be no later than the second business day following the day on which the last of the conditions set forth in Articles VII, VIII and IX (other than such conditions as can only be fulfilled at the Closing) shall have been fulfilled or waived, or at such other time and place as Kinross and Amax shall agree.

Section 10.02  Termination of this Agreement.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the shareholders of Amax or Kinross:

    (a) By mutual written consent of Kinross and Amax.

    (b) By either Kinross or Amax if there has been a breach of any of the representations, warranties, covenants and agreements on the part of the other (the "Breaching Party") set forth in this Agreement, which breach has or is likely to result in the failure of the conditions set forth in
        Section 7.01, 7.02, 8.01 or 8.02 as the case may be to be satisfied and in each case has not been cured within fifteen business days following receipt by the Breaching Party of notice of such breach from the non-breaching party (the "Non-Breaching Party").

    (c) By either Kinross or Amax if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable.

    (d) By either Kinross or Amax if the Merger shall not have been completed by August 31, 1998 (the "Termination Date").

    (e) By Kinross if:

        (i) the Board of Directors of Amax, or any committee thereof, withdraws or modifies in a manner adverse to Kinross or Merger Corp. its approval or recommendation of this Agreement or the Merger or approves or recommends a Competing Proposal or resolves to do any of the foregoing, or

        (ii) Amax shall have entered into a Transaction Agreement to effect a Competing Transaction, or

        (iii) unless prior approval is given by way of Approval by Consent, (A) the Amax Stockholders' Meeting or any other meeting of the Amax stockholders called for the purpose of voting on the Merger or the transactions contemplated hereby shall have been convened, (B) Kinross shall have voted all Amax Shares over which it has voting power to approve the Merger and such transactions, and (C) the Amax stockholders shall have failed to approve the Merger and such transactions for purposes of GCL Section 251, or

     (iv) Amax wilfully fails to take any action within its power required by the terms of, or wilfully takes any action prohibited by the terms of, Section 4.05 or Section 4.07(b); provided, however, that a right of termination pursuant to this clause (iv) shall only arise if within five Business Days of written notice of the asserted breach to Amax, Amax has not cured or taken substantial steps to cure such breach, or

      (v) Amax is unable to comply with Section 4.05 or Section 4.07(b) hereof but Kinross is not entitled to terminate this Agreement pursuant to
           Section 10.02(e)(iv);

it being understood that the foregoing shall in no way limit the obligations of Amax under Section 4.05 or Section 4.07 hereof or, subject to the proviso to the final sentence of Section 10.03, Kinross's right to relief for breaches of
Section 4.05 or Section 4.07.

(f)  By Amax if:

     (i) the Board of Directors of Kinross or any committee thereof withdraws or modifies in a manner adverse to Amax its approval of this Agreement or the Merger or approves or recommends a Kinross Competing Proposal or resolves to do any of the foregoing;

     (ii) Kinross shall have entered into a Kinross Transaction Agreement to effect a Kinross Competing Proposal; or

     (iii) the Kinross shareholders do not approve the issuance of Kinross Shares contemplated by Section 9.03 of this Agreement and the Stockholder Agreement at the Kinross Shareholders' Meeting or any other meeting of the Kinross Shareholders called for the purpose of voting on the issuance of Kinross Shares pursuant to the Merger and the Stockholder Agreement.
(g)  By Kinross if:

     (i) Kinross enters into a Kinross Transaction Agreement in a manner permitted by Section 5.07(b); and

     (ii) Kinross has previously paid or simultaneously with terminating pays Amax all Amax Expenses and the Amax Termination Fee in cash and otherwise complies with the provisions of Section 5.07(b).

(h)  By Amax or Kinross at any time on or after June, 30, 1998 if:

     (i) Kinross has not at the time of termination received and retained proceeds of at least Canadian $140,000,000 and otherwise consummated the transactions contemplated by the Equity Offering in accordance with the terms thereof; or

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

           (ii) the application of the net proceeds of the Equity Offering at the Effective Time in the manner contemplated by the Canadian Prospectus shall have become incapable of completion.

Subject to Section 10.03 and Section 10.04 hereof, in the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto (or any of its directors or officers) shall have any liability or other obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach by such party prior to termination of any covenant or agreement set forth in this Agreement.

Section 10.03  Termination Fee and Expenses  Kinross.

In the event:

       (a) Kinross terminates this Agreement pursuant to Section 10.02(e)(i),
           Section 10.02(e)(ii) or Section 10.02(e)(iv); or

       (b) Kinross terminates this Agreement pursuant to Section 10.02(e)(iii), such right to terminate arose due to a willful breach within the Stockholders' (as defined in the Stockholder Agreement) power of the Stockholder Agreement by the Stockholders resulting in the failure or inability of the Stockholders or the inability of Kinross to vote sufficient Amax Shares to approve the Merger and the transactions contemplated by this Agreement for purposes of GCL Section 251 and within 12 months of termination of this Agreement any Amax Group Member or the Significant Shareholder enters into an agreement to effect an Alternative Transaction or an Alternative Transaction is consummated; or

       (c) Kinross terminates this Agreement pursuant to Section 10.02(e)(iii) (other than in the circumstances to which clause (b) of this Section
           10.03 applies) or 10.02(e)(v) and within 12 months of termination of this Agreement any Amax Group Member or the Significant Shareholder enters into an agreement to effect an Alternative Transaction or an Alternative Transaction is consummated;

then, unless theretofore paid, Amax shall promptly (but not later than the First Business Day following termination or, in the case of clause (b), the date of entry into or consummation of the applicable Alternative Transaction) pay to Kinross (by wire transfer of immediately available funds) a fee (the "Kinross Termination Fee") of US$16,000,000 and shall reimburse Kinross as promptly as practicable after such amount becomes payable (which, in the case of clause (b) or (c), shall be at the time of the entry into or consummation of the applicable Alternative Transaction) for all out-of-pocket costs up to a maximum of US$8,000,000 (the "Kinross Expenses") incurred by Kinross in connection with the negotiation, preparation, execution and delivery of this Agreement and the preparations to complete the Merger including, without limitation, any commission payable to CIBC Wood Gundy in respect of the Equity Offering and the fees and expenses of Kinross's Advisors provided, however, that in the event of a payment pursuant to clause (c) of this Section 10.03, instead of payment of the Kinross Termination Fee and the Kinross Expenses, Kinross shall only be entitled to reimbursement of the Kinross Expenses up to a maximum of US$8,000,000. The amount of Kinross Expenses payable in accordance with this
Section 10.03 shall be the amount set forth in an estimate delivered by Kinross at the time Kinross Expenses become payable subject to upward or downward adjustment as provided in the next sentence. In the event that Kinross's actual out-of-pocket costs exceed such estimate, the amount of any such excess shall be payable upon demand, and in the event that Kinross's actual costs are less than the

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

amount of such estimate, Kinross shall promptly refund such lesser amount. If Amax certifies to Kinross that Amax reasonably believes that within two days the Kinross Expenses will become payable hereunder, then Kinross shall immediately provide Amax with its best estimate of the Kinross Expenses.


For purposes of the foregoing, "Alternative Transaction" means (i) the sale, assignment, lease, conveyance, disposition or transfer, directly or indirectly, in any transaction or series of related transactions of all or substantially all the assets of Amax or (ii) any transaction or series of transactions that results in any person or group (other than the Significant Shareholder or any of its Affiliates) obtaining beneficial ownership (as such term is used in Exchange Act Rule 13d-3, except that (A) a person will be deemed to have "beneficial ownership" of all Amax Shares that such person has the right to acquire, whether such right to acquire is exercisable immediately or only after the passage of time and (B) any determination of beneficial ownership shall treat as outstanding all Amax Shares issuable in respect of indebtedness outstanding under the Credit Agreement dated as of March 19, 1996, by and between Amax and the Significant Shareholder), of greater than 50% of the Amax Shares; it being understood that if an Alternative Transaction is consummated, or any agreement is entered into to effect an Alternative Transaction, through a series of related transactions, an Alternative Transaction shall be deemed to have occurred on the earlier of the date of the first of such transactions or the entering into of such agreement.

Any obligation to pay a Termination Fee and reimburse expenses is not intended by any Party as a penalty nor is it intended to limit Kinross's right to such recovery of other damages it may sustain as a result of any breach by Amax of this Agreement; provided, however, that with respect to clause (c) of this
                --------  -------
Section 10.03 only, Amax's obligation to reimburse the Kinross Expenses is in lieu of any damages or any other payment which Amax might otherwise be obliged to pay Kinross as a result of the events contemplated by such clause (c).

Section 10.04  Termination Fee and Expenses - Amax.

In the event :

        (a) this Agreement is terminated by Amax pursuant to Section 10.02(f)(iii); or;

        (b) Amax terminates this Agreement in accordance with Section 10.02(f)(i) or Section 10.02(f)(ii); or

        (c) Kinross terminates this Agreement in accordance with Section
            10.02(g);

then Kinross shall promptly (but not later than the First Business Day following termination) pay to Amax (by wire transfer of immediately available funds) a fee (the "Amax Termination Fee") of US$16,000.000 in the aggregate and shall reimburse as promptly as practicable Amax for all out-of-pocket costs up to a maximum of US$8,000,000 (the "Amax Expenses") incurred by Amax in connection with the negotiation, preparation, execution and delivery of this Agreement and the preparations to complete the Merger including, without limitation, the fees and expenses of Amax's Advisors.

The amount of Amax Expenses payable in accordance with this Section 10.04 shall be the amount set forth in an estimate delivered by Amax at the time Amax Expenses become payable subject to upward or downward adjustment as provided in the next sentence. In the event that Amax's actual out-of-pocket costs exceed such estimate, the amount of any such excess shall be payable upon demand, and in the event that Amax's actual costs are less than the amount of such estimate, Amax shall promptly refund such lesser amount. If Amax certifies to Kinross that Amax reasonably believes that within two days the

Amax Expenses will become payable hereunder, then Amax shall immediately provide Kinross with its best estimate of the Amax Expenses.

Any obligation to pay a Termination Fee and reimburse expenses is not intended by any Party as a penalty nor is it intended to limit Amax's right to such recovery of other damages it may sustain as a result of any breach by Kinross of this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

Section 11.01 Further Actions.

From time to time, as and when requested by any Party, the other Parties shall execute and deliver, and use all reasonable efforts to cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may reasonably requested in order to:

        (a) carry out the intent and purposes of this Agreement;

        (b) effect the Merger (or to evidence the foregoing); and

        (c) consummate and give effect to the other transactions, covenants, and agreements contemplated by this Agreement.

Section 11.02  Expenses.

Except as otherwise specifically provided herein, Amax, Kinross and Merger Corp. shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution, and the delivery of this Agreement and the consummation of the Merger.

Section 11.03  Entire Agreement.

This Agreement, which includes the Exhibits hereto and the other documents, agreements, and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement among the Parties with respect to the Merger and, except as expressly provided herein, supersedes all prior arrangements or understandings with respect thereto.

Section 11.04  Descriptive Headings.

The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 11.05  Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier, nationally recognized over-night courier, or registered or certified mail, postage prepaid, addressed as follows:

        (a)    If to Amax:

               9100 East Mineral Circle
               P.O. Box 6940
               Englewood, Colorado  USA  80155

               Attention:  President

               Telephone:  (303) 643-5507
               Fax:        (303) 643-5500

               with a copy to the General Counsel of Amax, at the address set forth above.

        (b)    If to Kinross or Merger Corp.:

               5700 Scotia Plaza
               40 King Street West
               Toronto, Ontario  M5H 3Y2

               Attention:  Chairman

               Telephone:  (416) 365-5123
               Fax:    (416) 363-6622

               with a copy to:


               Smith Lyons
               5800 Scotia Plaza
               40 King Street West
               Toronto, Ontario  M5H 3Y2

               Attention:    Cameron Mingay

               Telephone:    (416) 369-7200
               Fax:          (416) 369-7250

  Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by telecopier (with transmission confirmed) or nationally recognized overnight courier, on the date of such delivery; or (ii) if sent by registered or certified mail, on the third Business Day following the date on which such mailing was postmarked. Any Party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

Section 11.06  Governing Law.

        (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the Laws of the jurisdiction where such property is situated if other than in the State of Delaware.

        (b) Any action, suit, or other proceeding initiated by Amax, Kinross, or Merger Corp. against the other under or in connection with this Agreement may be brought in any federal or state court in the State of Delaware, as the Party bringing such action, suit, or proceeding shall elect, having jurisdiction over the subject matter thereof, Amax, Kinross, and Merger Corp. hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit, or proceeding may be effected by the means by which notices are to be given to it under this Agreement

Section 11.07  Assignability.

This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Parties and their respective successors and assigns, provided that this Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Parties without the prior written consent of the other Party shall be void.

Section 11.08  Employee Benefit Plan.

Nothing in this agreement shall be construed so as to limit the right of any Kinross Group Member, Amax Group Member or the Surviving Corporation to amend, modify merge, consolidate, terminate or replace the Employee Plans maintained by any of them, in whole or in part, at any time at or following the Closing Date, provided that no such amendment, modification, merger, consolidation, termination or replacement shall operate to reduce the vested benefits under such plans accrued to the date of such amendment, modification, merger, consolidation, termination or replacement.

Section 11.09  Remedies.

The Parties acknowledge that the remedy at law for any breach of the obligations undertaken by the Parties is and shall be insufficient and inadequate and that the Parties shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties waive the defense that there is an adequate remedy at law. The Parties acknowledge that the Amax Shares and Kinross Shares are unique. Without limiting any remedies any Party may otherwise have, in the event any other Party refuses to perform its obligations under this Agreement, the Parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

Section 11.10  Waivers and Amendments.

Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a Party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement. Amax agrees, for the benefit of the Significant Shareholder, that it will not (i) enter into any amendment to this Agreement that would alter or change any of the terms and conditions of this Agreement,
(ii) waive any condition set forth in Article VIII or IX of this Agreement, or
(iii) consummate the Merger after a time at which it would be entitled to terminate this Agreement pursuant to Section 10.02 (without regard to any amendment of such Section not approved by the Significant Shareholder) without the consent of the Significant Shareholder.

Section 11.11  Third-Party Rights.

Other than pursuant to Section 1.10, Section 6.06 and Section 11.10, notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any stockholder or employee of the Amax Group or the Kinross Group, any third party or any other Person (including without limitation any broker or finder, notwithstanding the provisions of Section 2.15 and Section 3.15) and this Agreement shall be effective only as between the Parties, their successors and permitted assigns.

Section 11.12  Illegalities.

In the event that any provision contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired.

Section 11.13  Currency.

Except as otherwise set forth herein, all references to amounts of money in this Agreement are to United States Dollars.

Section 11.14  Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

                                   KINROSS GOLD CORPORATION



                                   By:  _______________________________________
                                        Name:
                                        Title:



                                   KINROSS MERGER CORPORATION



                                   By:  _______________________________________
                                        Name:
                                        Title:



                                   AMAX GOLD INC.



                                   By:  _______________________________________
                                        Name:
                                        Title:

                                  SCHEDULE A

                              CERTAIN DEFINITIONS

  "1996 Amax Financial Statements" shall mean the audited consolidated balance sheet of Amax and its subsidiaries as of December 31, 1996, with the related audited consolidated statements of income and retained deficits and of cash flows for the fiscal year ended as of such date (together with the related notes and schedules thereto), which financial statements contain a letter from reporting thereon.

  "1996 Kinross Financial Statements" shall mean the audited consolidated balance sheet of the Kinross Group as of December 31, 1996, with the related audited consolidated statements of income and retained deficits and of cash flows for the fiscal year ended as of such date (together with the related notes and schedules thereto), which financial statements contain a letter from reporting thereon.

  "Advisers" when used with respect to any Person shall mean such Person's directors, officers, employees, representatives, agents, counsel, accountants, advisers, engineers, and consultants.

  "Affiliate" shall mean as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise).

  "Agreement" shall mean this Merger Agreement, as it may be amended or supplemented at any time and from time to time after the date hereof.

  "Amax Disclosure Letter" means a letter dated the date of this Agreement and delivered by Amax to Kinross concurrently with the execution of this Agreement.

  "Amax Group" shall mean and include Amax and the other Amax Group Members.

  "Amax Group Employee Plan" shall have the meaning ascribed in Section 2.08.

  "Amax Group Member" shall mean and include Amax, Omolon Gold Mining Company and Compania Minera Maricunga and any corporation, partnership, company, joint venture and other entity in which Amax beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profit interests, capital or other similar interest thereof and that: (a) owns or operates producing properties or properties with proven and probable ore reserves with a fair market value of more than $1,000,000; or (b) has cash or other liquid assets with a fair market value of more than $1,000,000.

  "Amax Preferred Shares" means the $3.75 Series B Convertible Preferred Stock, $1.00 par value per share, of Amax;

  "Amax SEC Documents" shall have the meaning ascribed in Section 2.03.

  "Amax Shares" shall have the meaning ascribed in the Recitals.

  "Amax Stock Option" means an option granted pursuant to Amax's 1992 Stock Option Plan or Stock Grant Plan for Non-Employee Directors which is outstanding as of the Effective Time.

  "Amax Stockholders' Meeting" shall have the meaning ascribed in Section 4.05.

  "Approval by Consent" shall have the meaning ascribed in Section 2.02.

  "Average Closing Price" shall have the meaning ascribed in Section 1.11.

  "Breaching Party" shall have the meaning ascribed in Section 10.02.

  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Toronto, Ontario, Canada and New York, New York, U.S.A.

  "Canadian GAAP" shall mean generally accepted accounting principles in Canada, consistently applied.

  "Canadian Prospectus" shall have the meaning ascribed in Section 5.09.

  "Canadian Securities Laws" means the Securities Act (or equivalent legislation) in each of the Provinces of Canada and the respective regulations under such legislation together with applicable published policy statements, national instruments and memoranda of understanding of the Canadian Provincial Securities Administrators and the securities regulatory authorities in such provinces.

  "Certificate" shall have the meaning ascribed in Section 1.13(a).

  "Certificate of Merger" shall have the meaning ascribed in Section 1.05.

  "Closing" shall mean the consummation of the Merger in accordance with the provisions of this Agreement.

  "Closing Date" shall mean the date on which the Closing occurs.

  "Competing Proposal" shall have the meaning ascribed in Section 4.07.

  "Constituent Corporations" shall have the meaning ascribed in Section 1.02.

  "Contract" shall mean any contract, lease, agreement, instrument, license, commitment, order, or quotation, written or oral.

  "Credit Agreement" means the Revolving Credit Agreement dated as of April 15, 1994 made between Amax and the Significant Shareholder as amended by an amending agreement dated as of March 10, 1995.

  "Effective Time" shall have the meaning ascribed in Section 1.05.

  "Employee Plans" shall mean all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, maintained for employees, including, without limitation:

  (a) any employee benefit plan (as defined in Section 3(3) of ERISA) or material fringe benefit plan (as defined in Section 6039D of the Tax
      Code);

  (b) any retirement savings plan, pension plan or compensation plan, including, without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan or supplemental pension or retirement income plan;

  (c) any bonus, profit sharing, deferred compensation, incentive compensation, stock compensation, stock purchase, hospitalization, health, drug, dental, legal disability, insurance (including without limitation unemployment insurance), vacation pay, severance pay or other benefit plan, arrangement or practice with respect to employees or former employees, individuals working on contract, or other individuals providing services of a kind normally provided by employees; and

  (d) where applicable, all statutory plans, including, without limitation, the Canada or Quebec Pension Plans.

  "Environmental Condition" shall mean and include the generation, discharge, emission, or release into the environment (including without limitation ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment or disposition prior to the Closing of any Hazardous Substance by any Person (or their predecessors) as to which Remedial Action required under any Environmental Laws or as to which any Liability is currently or in the future imposed on any Person based on the actions or omissions prior to the Closing of any Person (or their predecessors) with respect to any Hazardous Substance or reporting with respect thereto.

  "Environmental Laws" shall mean Laws regulating or pertaining to the generation, discharge, emission or release into the environment (including without limitation ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment, disposition or remediation or clean-up of any Hazardous Substance, as such Laws are amended and in effect as of the date hereof, including without limitation the following Laws of the United States: the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act of 1976; and the Toxic Substances Control Act.

  "Equity Offering" shall mean the offering and sale by Kinross during the period between the date hereof and the closing of subscription rights in accordance with the letter from CIBC Wood Gundy Inc. to Kinross dated the date hereof, a copy of which has been delivered to Amax concurrent with the execution and delivery of this Agreement.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" of any entity shall mean any other entity that, together with such entity would be treated as a single employer under Section 414(b),
(c), (m) or (o) of the Tax Code.

  "ERISA Affiliate Plan" means an Employee Plan, which is (a) a "pension plan" within the meaning of Section 3(2) of ERISA; and (b) maintained or contributed to by an ERISA Affiliate of any entity.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" shall have the meaning ascribed in Section 1.13(a).

  "Exchange Fund" shall have the meaning ascribed in Section 1.13(a).

  "Exchange Ratio" shall have the meaning ascribed in Section 1.06.

  "Exploration Joint Venture Agreement" means the Exploration Joint Venture Agreement effective January 1, 1994 made between Amax and the Significant Shareholder, as amended by an amending agreement dated December 29, 1995.

  "Foreign Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America primarily for the benefit of employees residing outside the United States of America, which plan, fund or other similar program:
(a) provides for retirement income or other employee benefits for such employees or a deferral of income for such employees in contemplation of retirement; and
(b) is not subject to ERISA or the Tax Code where applicable. "Foreign Plans" shall include, without limitation, the Canada or Quebec Pension Plans.

  "GCL" shall mean the General Corporation Law of the State of Delaware.

  "Government" shall mean:

  (a) the government of the United States, Canada, or any other foreign country;

  (b) the government of any state, province, county, municipality, city, town, or district of the United States, Canada, or any other foreign country; and any multi-county district; and

  (c) any ministry, agency, department, authority, commission, administration, corporation, bank, court, magistrate, tribunal, arbitrator, instrumentality, or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (a) and
      (b).

  "Governmental" shall mean pertaining to any Government.

  "Hazardous Substance" shall include petroleum products, hazardous substances, hazardous waste, or hazardous materials, or pollutants or contaminants, as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act of 1976; or any other Environmental Law (including any foreign Environmental Law); all as amended and in effect as of the date hereof.

  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

  "Income Tax" shall mean any Tax based on or measured by income (including without limitation based on net income, gross income, income as specifically defined, earnings, profits or selected items of income, earnings or profits); and any interest, Penalties and additions to tax with respect to any such tax (or any estimate or payment thereof).

  "Interim Amax Balance Sheet" shall mean the unaudited consolidated balance sheet included in the Interim Amax Financial Statements.

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  "Interim Amax Financial Statements" shall mean the unaudited financial statements of Amax dated as of September 30, 1997.

  "Interim Kinross Balance Sheet" shall mean the unaudited consolidated balance sheet included in the Interim Kinross Financial Statements.

  "Interim Kinross Financial Statements" shall mean the unaudited financial statements of Kinross dated as of September 30, 1997.

  "Investor Agreement" means the agreement between Kinross and the Significant Shareholder entered into at the time of execution of this Agreement and dated the date of this Agreement;

  "Joint Proxy Statement" shall have the meaning ascribed in Section 6.02.

  "Kinross Competing Proposal" shall have the meaning ascribed in Section 5.07.

  "Kinross Disclosure Letter" means the letter dated the date of this agreement and delivered by Kinross to Amax concurrent with the execution of this Agreement.

  "Kinross Group" shall mean and include Kinross and the other Kinross Group Members.

  "Kinross Group Member" shall mean and include Kinross, Merger Corp., and any corporation, partnership or company in which Kinross beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profit interest, capital or other similar interest thereof or any joint venture in which Kinross has an interest and which in each case: (a) owns or operates producing properties or properties with proven and probable ore reserves with a fair market value of more than $1,000,000; or (b) has cash or other liquid assets with a fair market value of more than $1,000,000.

  "Kinross Preferred Shares" means the redeemable, retractable preferred shares of Kinross.

  "Kinross SEC Documents" shall have the meaning ascribed in Section 3.03.

  "Kinross Securities Documents" shall have the meaning ascribed in Section
3.03.

  "Kinross Shareholders' Meeting" shall have the meaning ascribed in Section
5.05.

  "Kinross Shares" shall have the meaning ascribed in the Recitals.

  "Kinross Transaction Agreement" shall have the meaning ascribed in Section
5.07.

  "Law" shall mean any of the following of, or issued by, any Government, in effect on or prior to the date hereof, including any amendment, modification or supplementation of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement, promulgation or granting thereof and prior to the date hereof: any statute, law, act, ordinance, code, rule or regulation of any writ, injunction, award, decree, judgment or order.

  "Liability" of any Person shall mean and include:

  (a) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured;

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

  (b) any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

  (c) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

  "Liens" shall mean liens, encumbrances, licenses, claims, security interests, mortgages, pledges, charges, escrows, options or rights of first refusal or offer.

  "Material Adverse Change" or "Material Adverse Effect" shall mean, with respect to Amax, Kinross, the Amax Group or the Kinross Group a material adverse change in, or material adverse effect on, the business, properties, assets, liabilities, results of operations or financial condition of the Amax Group or Kinross Group (as applicable) taken as a whole. The foregoing shall not include any change or effect attributable to changes in the economy (of the United States, Canada, or any other country) generally, changes in the industries in which the applicable Group engages, changes in metal prices or seasonality of the businesses of the Group.

  "Material Tangible Personal Property" shall mean any item of machinery, equipment or apparatus which is or may be used in the conduct of exploration or mining activities which has a book value of at least $250,000.

  "Merger" shall have the meaning ascribed in Section 1.02.

  "Non-Breaching Party" shall have the meaning ascribed in Section 10.02.

  "OSC" means the Ontario Securities Commission.

  "Parties" and "Party" means the parties to this Agreement.

  "Penalty" shall mean any civil or criminal penalty (including any interest thereon), fine, levy, lien, assessment, charge, monetary sanction or payment, or any payment in the nature thereof, of any kind, required to be made to any Government under any Law.

  "Permitted Liens" shall mean Liens arising out of the ordinary course of business which do not, individually or in the aggregate, materially detract from the use, value or enjoyment (in the ordinary course of business as presently conducted) of the assets which are the subject of such Liens.

  "Person" shall mean any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity; any individual; and any Government.

  "Registration Statement" shall have the meaning ascribed in Section 6.02.

  "Related Agreements" means the Stockholder Agreement and the Investor
Agreement.

  "Remedial Action" shall mean any investigation, feasibility study, monitoring, testing, sampling, removal (including without limitation removal of underground storage tanks), restoration, clean-up, remediation, collective action, closure, site restoration, remedial response or remedial work with respect to any Environmental Condition.

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

        "SEC" shall mean the Securities and Exchange Commission of the United States.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Securities Act Affiliate" shall mean any affiliate of a Person for purposes of Rule 145 of the Securities Act.

        "Stockholder Agreement" means the agreement among Kinross, Merger Corp. the Significant Shareholder , certain of its subsidiaries and Amax entered into at the time of execution of this Agreement and dated the date of this Agreement.

        "Significant Shareholder" means Cyprus Amax Minerals Company.

        "subsidiary" shall mean, with respect to a specified corporation, any corporation of which more than fifty per cent (50%) of the outstanding shares ordinarily entitled to elect a majority of the Board of Directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified corporation, and shall include any corporation in like relation to a subsidiary.

        "Substitute Option" shall have the meaning ascribed to such term in
Section 1.10.

        "Surviving Corporation" shall have the meaning ascribed in Section 1.02.

        "Tax" shall mean any tax, levy, charge or assessment imposed by or due any Government, together with any interest, Penalties, and additions to tax relating thereto, including without limitation, any of the following:

        (a)     any Income Tax;

        (b) any franchise, sales, use and value added tax or any license or withholding tax; any payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, alternative or add-on minimum tax; and any customs duties or other taxes;

        (c)     any "trust fund" tax under Subtitle C, Chapter 24A of the Tax
                Code;

        (d) any tax on property (real or personal, tangible or intangible, based on transfer or gains);

        (e) any estimate or payment of any of tax described in the foregoing clauses (a) through (d); and

        (f) any interest, Penalties and additions to tax with respect to any tax (or any estimate or payment thereof) described in the foregoing clauses (a) through (e).

        "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Tax Return" shall mean all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority.

        "Termination Date" shall have the meaning ascribed to such term in
Section 10.02(d).


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

        "Termination Fee" shall have the meaning ascribed in Section 10.03.

        "Transaction Agreement" shall have the meaning ascribed in Section 4.07.

        "U.S. GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

        "Warrant" means the warrant to purchase Kinross Shares issued by Kinross to the Significant Shareholder.

        "Warrant Shares" means the Kinross Shares to be issued on exercise of the Warrant.

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